                                                                     Exhibit 4.2





                     FORM OF POOLING AND SERVICING AGREEMENT





                    [NATIONAL CITY VEHICLE RECEIVABLES INC.]
                                 [as Depositor]


                               NATIONAL CITY BANK
                             as Seller and Servicer


                                       and

                          [--------------------------]
                                   as Trustee







                    Dated as of [__________________________]





                  NATIONAL CITY AUTO RECEIVABLES TRUST 200__-__

                   [___]% Asset Backed Certificates, Class [A]
                   [___]% Asset Backed Certificates, Class [B]

                                TABLE OF CONTENTS


                                                                                                               PAGE



                                                ARTICLE I.

                                               Definitions
Section 1.01  Definitions.........................................................................................1
Section 1.02  Other Definitional Provisions......................................................................14

                                               ARTICLE II.

                                          Establishment of Trust

Section 2.01  Creation of Trust..................................................................................14
Section 2.02  Acceptance by Trustee..............................................................................14
Section 2.03  Conveyance of Receivables..........................................................................15

                                               ARTICLE III.

                                             The Receivables

Section 3.01  Representations and Warranties of the Seller.......................................................15
Section 3.02  Representations and Warranties of the Depositor....................................................16
Section 3.03  Repurchase Upon Breach.............................................................................16
Section 3.04  Custody of Receivable Files........................................................................17
Section 3.05  Duties of Servicer as Custodian....................................................................17
Section 3.06  Instructions; Authority to Act.....................................................................18
Section 3.07  Custodian's Indemnification........................................................................18
Section 3.08  Effective Period and Termination...................................................................18

                                               ARTICLE IV.

                               Administration and Servicing of Receivables

Section 4.01  Duties of Servicer.................................................................................19
Section 4.02  Collection and Allocation of Receivable Payments...................................................19
Section 4.03  Realization Upon Receivables.......................................................................20
Section 4.04  Physical Damage Insurance..........................................................................20
Section 4.05  Maintenance of Security Interests in Financed Assets...............................................20
Section 4.06  Covenants of Servicer..............................................................................20
Section 4.07  Purchase of Receivables Upon Breach................................................................20
Section 4.08  Servicing Fee......................................................................................21
Section 4.09  Servicer's Certificate.............................................................................21
Section 4.10  Annual Statement as to Compliance; Notice of Default...............................................21


                                       i
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

Section 4.11  Annual Independent Certified Public Accountant's Report............................................21
Section 4.12  Access to Certain Documentation and Information Regarding Receivables..............................22
Section 4.13  Servicer Expenses..................................................................................22
Section 4.14  Appointment of Subservicer.........................................................................22

                                                ARTICLE V.

                     Distributions; Reserve Account; Statements to Certificateholders

Section 5.01  Establishment of Trust Accounts....................................................................23
Section 5.02  Collections........................................................................................24
Section 5.03  Application of Collections.........................................................................24
Section 5.04  Advances...........................................................................................25
Section 5.05  Additional Deposits................................................................................25
Section 5.06  Distributions......................................................................................26
Section 5.07  Reserve Account....................................................................................28
Section 5.08  Statements to Certificateholders...................................................................31
Section 5.09  Tax Returns........................................................................................32
Section 5.10  Net Deposits.......................................................................................33

                                               ARTICLE VI.

                                             The Certificates

Section 6.01  The Certificates...................................................................................33
Section 6.02  Authentication of Certificates.....................................................................33
Section 6.03  Registration of Transfer and Exchange of Certificates..............................................33
Section 6.04  Mutilated, Destroyed, Lost or Stolen Certificates..................................................34
Section 6.05  Persons Deemed Owners..............................................................................34
Section 6.06  Access to List of Certificateholders' Names and Addresses..........................................34
Section 6.07  Maintenance of Office or Agency....................................................................35
Section 6.08  Book-Entry Certificates............................................................................35
Section 6.09  Notices to Clearing Agency.........................................................................36
Section 6.10  Definitive Certificates............................................................................36

                                               ARTICLE VII.

                                              The Depositor

Section 7.01  Representations of Depositor.......................................................................36
Section 7.02  Corporate Existence................................................................................38
Section 7.03  Liabilities of Depositor; Indemnities..............................................................38
Section 7.04  Merger or Consolidation of, or Assumption of the Obligations of, Depositor.........................38
Section 7.05  Limitation on Liability of Depositor and Others....................................................39
Section 7.06  Depositor May Own Certificates.....................................................................39
Section 7.07  No Transfer of Excess Amounts......................................................................39


                                              ARTICLE VIII.

                                               The Servicer
Section 8.01  Representations of Servicer........................................................................40
Section 8.02  Indemnities of Servicer............................................................................41
Section 8.03  Merger or Consolidation of, or Assumption of the Obligations of, Servicer..........................41
Section 8.04  Limitation on Liability of Servicer and Others.....................................................42

                                               ARTICLE IX.

                                                 Default

Section 9.01  Events of Default..................................................................................42
Section 9.02  Appointment of Successor...........................................................................43
Section 9.03  Repayment of Advances..............................................................................44
Section 9.04  Notification to Certificateholders.................................................................44
Section 9.05  Waiver of Past Defaults............................................................................44

                                                ARTICLE X.

                                               The Trustee

Section 10.01  Duties of Trustee.................................................................................44
Section 10.02  Certain Matters Affecting Trustee.................................................................45
Section 10.03  Trustee Not Liable for Certificates or Receivables................................................46
Section 10.04  Trustee May Own Certificates......................................................................47
Section 10.05  Trustee's Fees and Expenses.......................................................................47
Section 10.06  Eligibility Requirements for Trustee..............................................................47
Section 10.07  Resignation or Removal of Trustee.................................................................47
Section 10.08  Successor Trustee.................................................................................48
Section 10.09  Merger or Consolidation of Trustee................................................................48
Section 10.10  Appointment of Co-Trustee or Separate Trustee.....................................................48
Section 10.11  Representations and Warranties of Trustee.........................................................50
Section 10.12  No Bankruptcy Petition............................................................................50
Section 10.13  Trustee's Certificate.............................................................................50
Section 10.14  Trustee's Assignment of Repurchased Receivables...................................................50

                                               ARTICLE XI.

                                               Termination

Section 11.01  Termination of the Trust..........................................................................51
Section 11.02  Optional Purchase of All Receivables..............................................................51
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                                      iii


                                               ARTICLE XII.

                                         Miscellaneous Provisions
Section 12.01  Amendment.........................................................................................52
Section 12.02  Protection of Title to Trust......................................................................53
Section 12.03  Separate Counterparts.............................................................................54
Section 12.04  Limitation on Rights of Certificateholders........................................................54
Section 12.05  Governing Law.....................................................................................55
Section 12.06  Notices...........................................................................................55
Section 12.07  Severability of Provisions........................................................................55
Section 12.08  Assignment........................................................................................55
Section 12.09  Certificates Nonassessable and Fully Paid.........................................................55
Section 12.10  Limitations on Rights of Others...................................................................55
Section 12.11  Headings..........................................................................................56
Section 12.12  Nonpetition Covenants.............................................................................56



Exhibit A            Form of Class [A] Certificate
Exhibit B            Form of Class [B] Certificate
Exhibit C            Form of Depository Agreement
Exhibit D            Form of Servicer's Certificate
SCHEDULE A           Schedule of Receivables
SCHEDULE B           Location of Receivable Files

                  POOLING AND SERVICING AGREEMENT dated as of [_______________], among NATIONAL CITY VEHICLE RECEIVABLES INC., a Delaware corporation, as depositor (the "Depositor"), NATIONAL CITY BANK, a national banking association, as servicer (the "Servicer"), and [TRUSTEE], a [_____] banking corporation, as Trustee (the "Trustee").

                  WHEREAS, the Depositor has purchased a portfolio of receivables arising in connection with a pool of [retail installment sales contracts, retail installment loans, purchase money notes or other notes], (the "Contracts") secured by [new and used automobiles, light-duty trucks, motorcycles, recreational vehicles, vans, minivans and/or sport utility vehicles] financed by those Contracts and originated or acquired by the Seller in the ordinary course of their respective businesses; and

                  WHEREAS, the Depositor, the Servicer and the Trustee wish to set forth the terms and conditions pursuant to which the Trust (as hereinafter defined) will acquire the Contracts from the Depositor, and the Servicer will service the Contracts on behalf of the Trust;

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the Depositor, the Servicer and the Trustee agree as follows:

                                   ARTICLE I

                                   Definitions

                  Section 1.01 DEFINITIONS. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                  "ADVANCE" means either a Precomputed Advance or a Simple Interest Advance or both, as applicable.

                  "AGREEMENT" means this Pooling and Servicing Agreement.

                  "AMOUNT FINANCED" means with respect to a Receivable, the amount advanced under such Receivable toward the purchase price of the Financed Asset and any related costs, exclusive of any amount allocable to the premium of force-placed physical damage insurance covering the Financed Asset.

                  "ANNUAL PERCENTAGE RATE" or "APR" of a Receivable means the annual rate of finance charges stated in the related Contract.

                  "BOOK-ENTRY CERTIFICATES" means, unless otherwise specified in this Agreement, a beneficial interest in the Class [A] or Class [B] Certificates, ownership and transfers of which shall be registered through book entries by a Clearing Agency as described in Section 6.08.

                  "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in Portland, Oregon or the city in which the Corporate Trust Office is located, are authorized or obligated by law, regulation or executive order to be closed.

                  "CERTIFICATE BALANCE" means, as of any date, the aggregate outstanding principal amount of the Certificates at such date.

                  "CERTIFICATE OWNER" means, with respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

                  "CERTIFICATE REGISTER" and "CERTIFICATE REGISTRAR" mean the register maintained and the registrar appointed pursuant to Section 6.03.

                  "CERTIFICATEHOLDER" or "HOLDER" means a Person in whose name a Certificate is registered in the Certificate Register.

                  "CLASS [A] CERTIFICATE" means a [___]% Asset Backed Certificate, Class [A], evidencing a beneficial interest in the Trust, substantially in the form of Exhibit A hereto.

                  "CLASS [A] CERTIFICATE BALANCE" means, as of any date of determination, the Initial Class [A] Certificate Balance reduced by all amounts previously distributed to Holders of Class [A] Certificates and allocable to principal.

                  "CLASS [A] DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of the Class [A] Principal Distributable Amount and the Class [A] Interest Distributable Amount for such date.

                  "CLASS [A] INTEREST CARRYOVER SHORTFALL" means, with respect to any Distribution Date, the excess of the sum of the Class [A] Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Class [A] Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that Holders of the Class [A] Certificates actually received on such preceding Distribution Date, plus 30 days' interest on such excess, to the extent permitted by law, at the Class [A] Pass-Through Rate.

                  "CLASS [A] INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, 30 days of interest at the Class [A] Pass-Through Rate on the Class [A] Certificate Balance on the last day of the preceding Collection Period.

                  "CLASS [A] PASS-THROUGH RATE" means [_____]% per annum.

                  "CLASS [A] PERCENTAGE" means [_____]%.

                  "CLASS [A] POOL FACTOR" means, as of the close of business on the last day of any Collection Period, a seven-digit decimal figure equal to the Class [A] Certificate Balance as of such Record Date divided by the Initial Class [A] Certificate Balance.

                  "CLASS [A] PRINCIPAL CARRYOVER SHORTFALL" means, as of the close of any Distribution Date, the excess of the Class [A] Monthly Principal Distributable Amount and any outstanding Class [A] Principal Carryover Shortfall from the preceding Distribution Date, over the amount in respect of principal that is actually distributed to Holders of the Class [A] Certificates on such current Distribution Date.

                  "CLASS [A] PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the Class [A] Percentage of the Principal Distribution Amount. In addition, on the Final Scheduled Distribution Date, the principal required to be included in the Class [A] Principal Distributable Amount will include the lesser of (a) the Class [A] Percentage of (i) any Scheduled Payments of principal due and remaining unpaid on each Precomputed Receivable and (ii) any principal due and remaining unpaid on each Simple Interest Receivable, in each case, in the Trust as of the Final Scheduled Maturity Date or (b) the amount that is necessary (after giving effect to the other amounts to be deposited in the Distribution Account on such Distribution Date and allocable to principal) to reduce the Class [A] Certificate Balance to zero.

                  "CLASS [B] CERTIFICATE" means a [___]% Asset Backed Certificate, Class [B], evidencing a beneficial interest in the Trust, substantially in the form of Exhibit B hereto.

                  "CLASS [B] CERTIFICATE BALANCE" means, as of any date of determination, the Initial Class [B] Certificate Balance reduced by all amounts previously distributed to Holders of Class [B] Certificates (or deposited in the Reserve Account, exclusive of the Reserve Account Initial Deposit) and allocable to principal and by Realized Losses to the extent of the amount of such Realized Losses paid from the Class [B] Percentage of the Principal Distribution Amount.

                  "CLASS [B] DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of the Class [B] Principal Distributable Amount and the Class [B] Interest Distributable Amount.

                  "CLASS [B] INTEREST CARRYOVER SHORTFALL" means, with respect to any Distribution Date, the excess of the sum of the Class [B] Interest Distributable Amount for the preceding Distribution Date and any outstanding Class [B] Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that Holders of the Class [B] Certificates actually received on such preceding Distribution Date, plus 30 days' interest on such excess, to the extent permitted by law, at the Class [B] Pass-Through Rate.

                  "CLASS [B] INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of the Class [B] Monthly Interest Distributable Amount for such Distribution Date and the Class [B] Interest Carryover Shortfall for such Distribution Date. Unless otherwise specified in this Agreement, interest with respect to the Class [B] Certificates shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

                  "CLASS [B] MONTHLY INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, 30 days of interest at the Class [B] Pass-Through Rate on the Class [B] Certificate Balance on the last day of the preceding Collection Period.

                  "CLASS [B] PASS-THROUGH RATE" means [___]% per annum.

                  "CLASS [B] PERCENTAGE" means [___]%.

                  "CLASS [B] POOL FACTOR" means, as of the close of business on the last day of any Collection Period, a seven-digit decimal figure equal to the Class [B] Certificate Balance as of such Record Date divided by the Initial Class [B] Certificate Balance.

                  "CLASS [B] PRINCIPAL CARRYOVER SHORTFALL" means, as of the close of any Distribution Date, the excess of the Class [B] Monthly Principal Distributable Amount and any outstanding Class [B] Principal Carryover Shortfall from the preceding Distribution Date, over the amount in respect of principal that is actually distributed to Holders of the Class [B] Certificates on such current Distribution Date.

                  "CLASS [B] PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the Class [B] Percentage of the Principal Distribution Amount. In addition, on the Final Scheduled Distribution Date, the principal required to be included in the Class [B] Principal Distributable Amount will include the lesser of (a) the Class [B] Percentage of (i) any Scheduled Payments of principal due and remaining unpaid on each Precomputed Receivable and (ii) any principal due and remaining unpaid on each Simple Interest Receivable, in each case, in the Trust as of the Final Scheduled Maturity Date or (b) the amount that is necessary (after giving effect to the other amounts to be deposited in the Distribution Account on such Distribution Date and allocable to principal) to reduce the Class [B] Certificate Balance to zero.

                  "CLEARING AGENCY" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

                  "CLEARING AGENCY PARTICIPANT" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

                  "CLOSING DATE" means [______________________].

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "COLLECTION ACCOUNT" means the account designated as such, established and maintained pursuant to Section 5.01(a)(i).

                  "COLLECTION PERIOD" means a calendar month (or in the case of the first Distribution Date, the period from and including the Cutoff Date to and including the last day of the calendar month in which the Closing Date occurs). Any amount stated as of the last day of a Collection Period or as of the first day of a Collection Period shall give effect to the following calculations as determined as of the close of business on such last day: (1) all applications of collections, (2) all current and previous Payaheads, (3) all applications of Payahead Balances, (4) all Advances and reductions of Advances and (5) all distributions to be made on the following Distribution Date.

                  "CONTRACT" means a [retail installment sales contract, retail installment loan, purchase money note or other note].

                  "CORPORATE TRUST OFFICE" shall have the meaning set forth in the Indenture.

                  "CUTOFF DATE" means, with respect to any Receivable, the date as of which collections on such Receivable will be included in a Trust or the related Trust Account pursuant to the related Agreement.

                  "DEALER" means the dealer who sold a Financed Asset to an Obligor and who originated and assigned the related Receivable to an Originator.

                  "DEFINITIVE CERTIFICATES" shall have the meaning specified in
Section 6.10.

                  "DELIVERY" when means:

                  (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(1)(i) of the UCC and are susceptible of physical delivery, transfer thereof to the Trustee or its nominee or custodian by physical delivery to the Trustee or its nominee or custodian endorsed to, or registered in the name of, the Trustee or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102(4) of the UCC) transfer thereof (i) by delivery of such certificated security endorsed to, or registered in the name of, the Trustee or its nominee or custodian or endorsed in blank to a securities intermediary (as defined in Section 8-102(14) of the UCC) and the making by such securities intermediary of entries on its books and records identifying such certificated securities as belonging to the Trustee or its nominee or custodian and the sending by such securities intermediary of a confirmation of the purchase of such certificated security by the Trustee or its nominee or custodian, or (ii) by delivery thereof to a "clearing corporation" (as defined in Section 8-102(5) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a securities intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the securities intermediary, the maintenance of such certificated securities by such clearing corporation or its nominee, subject to the clearing corporation's exclusive control, the sending of a confirmation by the securities intermediary of the purchase by the Trustee or its nominee or custodian of such securities and the making by such securities intermediary of entries on its books and records identifying such certificated securities as belonging to the Trustee or its nominee or custodian (all of the foregoing, "Physical Property"), and, in any event, any such Physical Property in registered form shall be in the name of the Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property to the Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

                  (b) with respect to any securities issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that are book-entry securities held through the Federal Reserve System pursuant to federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Trust Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a securities intermediary that is also a "depository" pursuant to applicable federal regulations and issuance by such securities intermediary of a deposit advice or other written confirmation of such book-entry registration to the Trustee or its nominee or custodian of the purchase by the Trustee or its nominee or custodian of such book-entry securities; the identification by the Federal Reserve Bank of such book-entry securities on its record being credited to the securities intermediary's participant's securities account; the making by such securities intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations as being credited to the Trustee's securities account or custodian's securities account and indicating that such custodian holds such Trust Account Property solely as agent for the Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

                  (c) with respect to any item of Trust Account Property that is an uncertificated security under Section 8-102(18) of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the securities intermediary, the sending of a confirmation by the securities intermediary of the purchase by the Trustee or its nominee or custodian of such uncertificated security, the making by such securities intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Trustee or its nominee or custodian.

                  "DEPOSITOR" means [National City Vehicle Receivables Inc., a Delaware corporation] [the Seller], and its successors in interest to the extent permitted hereunder.

                  "DEPOSITORY AGREEMENT" means the agreement dated [_____________], among the Trustee and The Depository Trust Company, as the initial Clearing Agency, substantially in the form attached as Exhibit C hereto.

                  "DETERMINATION DATE" means, unless otherwise specified in this Agreement, the [______] Business Day of each calendar month.

                  "DISTRIBUTION ACCOUNT" means the account designated as such, established and maintained pursuant to Section 5.01(a)(iii).

                  "DISTRIBUTION DATE" means, with respect to each Collection Period, the [_______] day of the following calendar month or, if such day is not a Business Day, the immediately following Business Day, commencing on [_________________].

                  "ELIGIBLE DEPOSIT ACCOUNT" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Colombia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade.

                  "ELIGIBLE INSTITUTION" means (a) the corporate trust department of the Trustee or any other entity specified in this Agreement or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which (i) has either (A) a long-term unsecured debt rating of [AAA] or better by [RATING AGENCY] and [A1] or better by [RATING AGENCY] or (B) a certificate of deposit rating of [A-1+] by [RATING AGENCY] and [P-1] or better by [RATING AGENCY] or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC. If so qualified, the Trustee or any such other entity specified in this Agreement may be considered an Eligible Institution for the purposes of clause (b) of this definition.

                  "ELIGIBLE INVESTMENTS" mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

                  (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

                  (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (of any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest applicable rating category granted thereby;

                  (c) commercial paper, variable amount notes or other short term debt obligations, having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest applicable rating category granted thereby;

                  (d) investments in money market or common trust funds having a rating from each of the Rating Agencies in the highest applicable rating category granted thereby (including funds for which the Trustee or any of its Affiliates is investment manager or advisor);

                  (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

                  (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b);

                  (g) any other investment with respect to which the Trustee or the Servicer has received written notification from the Rating Agencies that the acquisition of such investment as an Eligible Investment will not result in a withdrawal or downgrading of the ratings of the Certificates.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "EVENT OF DEFAULT" means an event specified in Section 9.01.

                  "FDIC" means the Federal Deposit Insurance Corporation.

                  "FINAL SCHEDULED DISTRIBUTION DATE" means
[______________________].

                  "FINAL SCHEDULED MATURITY DATE" means
[______________________].

                  "FINANCED ASSET" means a new and used automobile, light-duty truck, motorcycle, recreational vehicle, van, minivan or sport utility vehicle, together with all accessions thereto, securing an Obligor's indebtedness under the related Contract.

                  "INITIAL CERTIFICATE BALANCE" means $[______________________].

                  "INITIAL CLASS [A] BALANCE" means $[______________________].

                  "INITIAL CLASS [B] BALANCE" means $[______________________].

                  "INITIAL COLLECTION PERIOD" means the period beginning on, and including, [_______________] to and including [________________].

                  "INSOLVENCY EVENT" means, with respect to a specified Person,
(a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation or such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by, a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

                  "INTEREST DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the sum of the following amounts in respect of the Receivables and the preceding Collection Period: (i) that portion of all collections on Receivables (including Payaheads that have become due during such Collection Period) allocable to interest, (ii) Liquidation Proceeds with respect to the Receivables to the extent allocable to interest due thereon in accordance with the Servicer's customary servicing procedures; (iii) all Advances made by the Servicer of interest due on Receivables, (iv) the Purchase Amount of each Receivable that became a Purchased Receivable during the related Collection Period to the extent attributable to accrued interest on such Receivable and (v) Recoveries for such Collection Period; provided, however, that in calculating the Interest Distribution Amount the following will be excluded: (i) amounts received on Precomputed Receivables to the extent that the Servicer has previously made an unreimbursed Precomputed Advance of interest; (ii) Liquidation Proceeds with respect to a particular Precomputed Receivable to the extent of any unreimbursed Precomputed Advances of interest; (iii) all payments and proceeds (including Liquidation Proceeds) of any Purchased Receivables the Purchase Amount of which has been included in the Interest Distribution Amount in a prior Collection Period; (v) the sum for all Simple Interest Receivables of collections on each such Simple Interest Receivable received during the preceding Collection Period in excess of the amount of interest that would be due on the aggregate Principal Balance of the Simple Interest Receivables during such Collection Period at their respective APRs if a payment were received on each Simple Interest Receivable during such Collection Period on the date payment is due under the terms of the related Contract; (vi) Liquidation Proceeds with respect to a Simple Interest Receivable attributable to accrued and unpaid interest thereon (but not including interest for the then current Collection Period) but only to the extent of any unreimbursed Simple Interest Advances; and (vii) amounts released from the Pre-Funding Account.

                  "INVESTMENT EARNINGS" means, with respect to any Distribution Date, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Trust Accounts to be deposited to the Distribution Account on such Distribution Date pursuant to Section 5.01(b).

                  "LIEN" means a security interest, lien, charge, pledge, equity, or encumbrance of any kind, other than tax liens, mechanics' liens and any liens that attach to the respective Receivable or Financed Asset, as applicable, by operation of law as a result of any act or omission by the related Obligor.

                  "LIQUIDATED RECEIVABLE" means any Receivable liquidated by the Servicer through sale of a Financed Asset or otherwise.

                  "LIQUIDATION PROCEEDS" means, with respect to a Liquidated Receivable, the monies collected in respect thereof, from whatever source, during the Collection Period in which such Receivable became a Liquidated Receivable, net of the sum of any amounts expended by the Servicer in connection with such liquidation, plus any amounts required by law to be remitted to the Obligor.

                  "OBLIGOR" on a Receivable means the purchaser or co-purchasers of the Financed Asset and any other Person who owes payments under the Receivable.

                  "OFFICERS' CERTIFICATE" means a certificate signed by the (a) chairman of the board, the president, any executive vice president or any vice president and (b) any treasurer, assistant treasurer, secretary or assistant secretary of the Depositor or the Servicer, as appropriate.

                  "OPINION OF COUNSEL" means one or more written opinions of counsel, who may be an employee of or counsel to the Depositor or the Servicer, which counsel shall be acceptable to the Trustee or Rating Agencies, as applicable.

                  "ORIGINAL POOL BALANCE" means the sum, as of any date, of the Pool Balance as of the Cutoff Date.

                  "ORIGINATOR" means [____________________________] which
purchased a Contract from a Dealer and sold such Contract to the Seller.

                  "OUTSTANDING PRECOMPUTED ADVANCES" on the Precomputed Receivables means the sum, as of the close of business on the last day of a Collection Period, of all Precomputed Advances, reduced as provided by Section 5.04(a).

                  "OUTSTANDING SIMPLE INTEREST ADVANCES" on the Simple Interest Receivables means the sum, as of the close of business on the last day of a Collection Period, of all Simple Interest Advances, reduced as provided in
Section 5.04(b).

                  "PAYAHEAD" on a Receivable that is a Precomputed Receivable means the amount, as of the close of business on the last day of a Collection Period, computed in accordance with Section 5.03 with respect to such Receivable.

                  "PAYAHEAD ACCOUNT" means the account designated as such, established and maintained pursuant to Section 5.01(c)(i).

                  "PAYAHEAD BALANCE" on a Precomputed Receivable means the sum, as of the close of business on the last day of a Collection Period, of all Payaheads made by or on behalf of the Obligor with respect to such Precomputed Receivable, as reduced by applications of previous Payaheads with respect to such Precomputed Receivable, pursuant to Sections 5.03 and 5.04.

                  "PERSON" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

                  "PHYSICAL PROPERTY" has the meaning assigned to such term in the definition of "Delivery" above.

                  "POOL BALANCE" means, as of the close of business on the last day of a Collection Period, the aggregate Principal Balance of the Receivables as of such date (excluding Purchased Receivables and Liquidated Receivables).

                  "PRECOMPUTED ADVANCE" means the amount, as of the close of business on the last day of a Collection Period, which the Servicer is required to advance on any Precomputed Receivable pursuant to Section 5.04(a).

                  "PRECOMPUTED RECEIVABLE" means any Receivable under which the portion of each payment allocable to earned interest (which may be referred to in the Receivable as an add-on finance charge) and the portion allocable to the Amount Financed are determined according to the sum of periodic balances or the sum of monthly balances or any equivalent method, or which is a monthly actuarial receivable.

                  "PRINCIPAL BALANCE" means the Amount Financed minus the sum, as of the close of business on the last day of a Collection Period, of (a) with respect to a Precomputed Receivable (i) that portion of all Scheduled Payments due on or prior to such day allocable to principal using the actuarial or constant yield method, (ii) any refunded portion of extended warranty protection plan costs or of physical damage, credit life or disability insurance premiums included in the Amount Financed, (iii) any payment of the Purchase Amount allocable to principal and (iv) any prepayment in full or any partial prepayments applied to reduce the Principal Balance and (b) with respect to a Simple Interest Receivable (i) the portion of all payments made by or on behalf of the related Obligor on or prior to such day and allocable to principal using the Simple Interest Method and (ii) any payment of the Purchase Amount allocable to principal.

                  "PRINCIPAL DISTRIBUTION AMOUNT" means, for any Distribution Date, the sum of the following amounts with respect to the preceding Collection
Period: (i) that portion of all collections on Receivables (including amounts withdrawn from the Payahead Account but excluding amounts deposited into the Payahead Account) allocable to principal; (ii) all Liquidation Proceeds attributable to the principal amount of Receivables that became Liquidated Receivables during the Collection Period in accordance with the Servicer's customary servicing procedures, plus the amount of Realized Losses with respect to such Liquidated Receivables; (iii) all Precomputed Advances made by the Servicer of principal due on the Precomputed Receivables; (iv) to the extent attributable to principal, the Purchase Amount received with respect to each Receivable that became a Purchased Receivable during the related Collection Period; (v) partial prepayments relating to refunds of extended warranty protection plan costs or of physical damage, credit life or disability insurance policy premiums, but only if such costs or premiums were financed by the respective Obligor as of the date of the original Contract; and (vi) on the Final Scheduled Distribution Date, any amounts advanced by the Servicer on such Final Scheduled Distribution Date with respect to principal on the Receivables; provided, however, that in calculating the Principal Distribution Amount the following will be excluded: (i) amounts received on Precomputed Receivables to the extent that the Servicer has previously made an unreimbursed Precomputed Advance of principal; (ii) Liquidation Proceeds with respect to a particular Precomputed Receivable to the extent of any unreimbursed Precomputed Advances of principal; (iii) all payments and proceeds (including Liquidation Proceeds) of any Purchased Receivables the Purchase Amount of which has been included in the Principal Distribution Amount in a prior Collection Period, and (iv) Recoveries.

                  "PURCHASE AMOUNT" means the amount, as of the close of business on the last day of a Collection Period, required to prepay in full a Receivable under the terms thereof including interest to the end of the month of purchase.

                  "PURCHASED RECEIVABLE" means a Receivable purchased as of the close of business on the last day of a Collection Period by the Servicer pursuant to Section 4.07 by the Depositor pursuant to Section 3.02 or by the Seller pursuant to Section 3.01.

                  "RATING AGENCY" means [RATING AGENCY] and [RATING AGENCY]. If no such organization or successor is any longer in existence, "Rating Agency" shall mean any nationally recognized statistical rating organization or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee and the Servicer.

                  "RATING AGENCY CONDITION" means, with respect to any action, that each Rating Agency shall have been given 10 days' (or such shorter period as shall be acceptable to each Rating Agency) prior notice thereof and that each of the Rating Agencies shall have notified the Depositor, the Servicer and the Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating of the Certificates.

                  "REALIZED LOSSES" means, with respect to any Receivable that becomes a Liquidated Receivable, the excess of the Principal Balance of such Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal.

                  "RECEIVABLE" means any Contract transferred to the Trust on the Closing Date that is listed on Schedule A to this Agreement (which schedule may be in the form of microfiche).

                  "RECEIVABLE FILES" means the documents specified in Section 3.04.

                  ["RECEIVABLES PURCHASE AGREEMENT" means the purchase agreement dated as of [_______] between the Seller, as seller and the Depositor, as purchaser.]

                  "RECORD DATE" with respect to each Distribution Date means the first day of the calendar month in which such Distribution Date occurs, unless otherwise specified in this Agreement.

                  "RECOVERIES" means, with respect to any Receivable that becomes a Liquidated Receivable, monies collected in respect thereof, from whatever source, during any Collection Period following the Collection Period in which such Receivable became a Liquidated Receivable, net of the sum of any amounts expended by the Servicer for the account of the Obligor and any amounts required by law to be remitted to the Obligor.

                  "RESERVE ACCOUNT" means the account designated as such, established and maintained pursuant to Section 5.07.

                  "RESERVE ACCOUNT INITIAL DEPOSIT" means, with respect to the Closing Date and taking into account any transfer of Subsequent Receivables on such date, an amount equal to the Specified Reserve Account Balance on the Closing Date (which is equal to $[________________]) and, with respect to each Subsequent Transfer Date after the Closing Date, an amount equal to [___]% of the Principal Balance of the Subsequent Receivables transferred to the Trust on such Subsequent Transfer Date.

                  "RESERVE ACCOUNT PROPERTY" has the meaning assigned thereto in
Section 5.07(b).

                  "SCHEDULED PAYMENT" on a Precomputed Receivable means that portion of the payment required to be made by the Obligor during each Collection Period sufficient to amortize the Principal Balance thereof under the actuarial method over the term of the Receivable and to provide interest at the APR.

                  "SELLER" means National City Bank, a national banking association, and its successors in interest.

                  "SERVICER" means National City Bank, as the servicer of the Receivables, and each successor Servicer pursuant to Section 8.03 or 9.02.

                  "SERVICER'S CERTIFICATE" means an Officers' Certificate of the Servicer delivered pursuant to Section 4.09, substantially in the form of Exhibit D.

                  "SERVICING FEE" means the fee payable to the Servicer for services rendered during each Collection Period, determined pursuant to Section 4.08.

                  "SERVICING RATE" means [___]% per annum.

                  "SIMPLE INTEREST ADVANCE" means the amount of interest, as of the close of business on the last day of a Collection Period, which the Servicer is required to advance on the Simple Interest Receivables pursuant to Section 5.04(b).

                  "SIMPLE INTEREST METHOD" means the method of allocating a fixed level payment to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest multiplied by the unpaid principal balance multiplied by the period of time elapsed since the preceding payment of interest was made and the remainder of such payment is allocable to principal.

                  "SIMPLE INTEREST RECEIVABLE" means any Receivable under which the portion of a payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

                  "SPECIFIED RESERVE ACCOUNT BALANCE" means [STATE FORMULA].

                  "TOTAL DISTRIBUTION AMOUNT" means, for each Distribution Date, the sum of the Interest Distribution Amount and the Principal Distribution Amount (other than the portion thereof attributable to Realized Losses).

                  "TRUST" shall have the meaning set forth in this Agreement.

                  "TRUSTEE" means [TRUSTEE], a [_____], not in its individual capacity, but as Trustee under this pooling and servicing agreement, or, its successors in interest and any successor Trustee hereunder.

                  "TRUSTEE OFFICER" means the chairman or vice-chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "UCC" means the Uniform Commercial Code as in effect in the relevant jurisdiction on the date thereof.

                  Section 1.02 OTHER DEFINITIONAL PROVISIONS. (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto or thereto unless otherwise defined therein.

                  (b) As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined herein or in any such certificate or other document, and accounting terms partly defined herein or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms herein or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained herein, or in any such certificate or other document shall control.

                  (c) The words "hereof," "herein," "hereunder" and word of similar import when used herein shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Article, Section, Schedule and Exhibit references contained in this Agreement are references to Articles, Sections, Schedules and Exhibits in or to this Agreement, respectively; and the term "including" and its variations shall mean "including without limitation".

                  (d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                  (e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                   ARTICLE II

                             Establishment of Trust

                  Section 2.01 CREATION OF TRUST. Upon the execution of this Agreement by the parties hereto, there is hereby created a separate trust, which shall be known as National City Auto Receivables Trust 200__-__ (the "Trust"). The Trust shall be administered pursuant to the provisions of this Agreement for the benefit of the Certificateholders.

                  Section 2.02 ACCEPTANCE BY TRUSTEE. The Trustee hereby accepts all consideration conveyed by the Depositor pursuant to Section 2.03 and declares that it will hold such consideration upon the trusts set forth herein for the benefit of the Certificateholders, subject to the terms and provisions of this Agreement.

                  Section 2.03 CONVEYANCE OF RECEIVABLES. In consideration of the Trustee's delivery on the Closing Date to or upon the order of the Depositor of Class [A] Certificates in an initial aggregate principal amount equal to the Initial Class [A] Balance and Class [B] Certificates in an initial aggregate principal amount equal to the Initial Class [B] Balance, the Depositor does hereby sell, transfer, assign, set over and otherwise convey to the Trustee for the benefit of the Certificateholders, without recourse (subject to the obligations set forth herein), all right, title and interest of the Depositor in and to:

                    (1) the Receivables, and all moneys due thereon on or after __________, in the case of Precomputed Receivables, and all moneys received thereon on and after __________, in the case of Simple Interest Receivables;

                    (2) the security interests in the Financed Assets granted by Obligors pursuant to the Receivables and any other interest of the Seller or the Depositor in such Financed Assets;

                    (3) any proceeds with respect to the Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Assets or Obligors;

                    (4) any proceeds from recourse to Dealers on Receivables with respect to which the Servicer has determined in accordance with its customary servicing procedures that eventual payment in full is unlikely;

                    (5) any Financed Asset that shall have secured any such Receivable and shall have been acquired by or on behalf of the Seller, the Depositor, the Servicer or the Trust;

                    (6) all right, title and interest of the Depositor under the Receivables Purchase Agreement, including, without limitation, the right of the Depositor to cause the Seller to purchase Receivables under certain circumstances.

                    (7) the proceeds of any and all of the foregoing.

                                  ARTICLE III

                                 The Receivables

                 Section 3.01 REPRESENTATIONS AND WARRANTIES OF THE SELLER. (a) The Seller has made each of the representations and warranties set forth under
Section 3.02(b) of the Receivables Purchase Agreement and has consented to the assignment by the Depositor to the Trust of the Depositor's rights with respect thereto. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, but shall survive the sale, transfer and assignment of the Receivables to the Trust. Pursuant to
Section 2.02 of this Agreement, the Depositor has sold, assigned, transferred and conveyed to the Trust, as part of the assets of the Trust, its rights under the Receivables Purchase Agreement, including the representations and warranties of the Seller in Section 3.02(b) therein, upon which the Trustee relies in accepting the Receivables and delivering the Certificates, together with all rights of the Depositor with respect to any breach thereof, including the right to require the Seller to repurchase Receivables in accordance with the Receivables Purchase Agreement. It is understood and agreed that the representations and warranties referred to in this Section shall survive the delivery of the Receivable Files to the Trustee or any custodian.

                 (b) the Seller hereby agrees that the Trustee shall have the right, on behalf of the Trust and the Certificateholders, to enforce any and all rights under the Receivables Purchase Agreement assigned to the Trust herein, including the right to cause the Sellers to repurchase any Receivable with respect to which it is in breach of any of its representations and warranties set forth in Section 3.02(b) therein, directly against the Sellers as though the Trustee, as trustee of the Trust, were a party to the Receivables Purchase Agreement, and the Trustee shall not be obligated to exercise any such rights indirectly through the Depositor.

                 Section 3.02 REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR. The Depositor makes the following representations and warranties as to the Receivables on which the Trustee relies in accepting the Receivables and delivering the Certificates and the Security Insurer relies in issuing the Policy. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, but shall survive the sale, transfer and assignment of the Receivables by the Depositor to the Trust.

                 (a) TITLE. It is the intention of the Depositor that (i) the transfer and assignment herein contemplated constitute a sale of the Receivables from the Depositor to the Trust, conveying good title thereto, free and clear of any Liens or rights of other Persons and (ii) the beneficial interest in and title to the Receivables not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against the Depositor under any bankruptcy law. No Receivable has been sold, transferred, assigned or pledged by the Depositor to any Person other than the Trust. Immediately prior to the transfer and assignment herein contemplated, the Depositor had good and marketable title to each Receivable, free and clear of all Liens and rights of others and, immediately upon the transfer thereof, the Trust shall have good and marketable title to each such Receivable, free and clear of all Liens and rights of others; and the transfer has been perfected under the UCC.

                 (b) ALL FILINGS MADE. All filings (including UCC filings) necessary in any jurisdiction to give the Trust a first perfected ownership interest in the Receivables shall have been made.

                 Section 3.03 REPURCHASE UPON BREACH. The Depositor, the Servicer or the Trustee, as the case may be, shall inform the other parties to this Agreement promptly, in writing, upon the discovery of any breach of the Depositor's representations and warranties made pursuant to Section 3.01 of this Agreement or Section [___] of the Receivable Purchase Agreement or of the Depositor's representations and warranties made pursuant to Section 3.02 above. Unless any such breach shall have been cured by the last day of the second Collection Period following the discovery thereof by the Trustee or receipt by the Trustee of notice from the Depositor or the Servicer of such breach, the Depositor shall be obligated to repurchase any

Receivable materially and adversely affected by any such breach as of such last day (or, at the Depositor's option, the last day of the first Collection Period following such discovery or notice). In consideration of the repurchase of any Receivable, the Depositor shall remit the Purchase Amount, in the manner specified in Section 5.05 provided, however, that the obligation of the Depositor to repurchase any receivable arising solely as a result of a breach of the Seller's representations and warranties under Section 3.02 of the Receivables Purchase Agreement is subject to the receipt by the Depositor of the Purchase Amount from the Seller. Subject to the provisions of Section 7.03, the sole remedy of the Trustee, the Trust or the Certificateholders with respect to a breach of representations and warranties pursuant to Section 3.01 and 3.02 and the Agreement contained in this Section shall be to require the Depositor to repurchase Receivables pursuant to this Section, subject to the conditions contained herein or to enforce the Seller's obligation to the Depositor to repurchase such Receivables pursuant to the Receivables Purchase Agreement.

                 Section 3.04 CUSTODY OF RECEIVABLE FILES. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Trustee, upon the execution and delivery of this Agreement, hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act as the agent of the Trustee as custodian of the following documents or instruments which are hereby constructively delivered to the Trustee as of the Cutoff Date with respect to each Receivable:

                    (i) the original of the Receivable;

                    (ii) the original credit application fully executed by the
               Obligor;

                    (iii) the original certificate of title or such documents
               that the Servicer or the Depositor shall keep on file, in accordance with its customary procedures, evidencing the security interest of the Depositor in the Financed Asset; and

                    (iv) any and all other documents that the Servicer or the
               Depositor shall keep on file, in accordance with its customary procedures, relating to a Receivable, an Obligor or a Financed Asset.

                 Section 3.05 DUTIES OF SERVICER AS CUSTODIAN. (a) SAFEKEEPING. The Servicer shall hold the Receivable Files as custodian on behalf of the Trustee for the benefit of all present and future Certificateholders, and shall maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable the Trustee to comply with this Agreement. In performing its duties as custodian the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to all comparable [new and used automobiles, light-duty trucks, motorcycles, recreational vehicles, vans, minivans and/or sport utility vehicles] receivables that the Servicer services for itself or others. The Servicer shall conduct, or cause to be conducted, periodic audits of the Receivable Files held by it under this Agreement, and of the related accounts, records and computer systems, in such a manner as shall enable the Trustee to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and shall promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Trustee of the Receivable Files.

                  (b) MAINTENANCE OF AND ACCESS TO RECORDS. The Servicer shall maintain each Receivable File at one of its offices specified in Schedule B to this Agreement or at such other office as shall be specified to the Trustee by written notice not later than 30 days after any change in location. The Servicer shall make available to the Trustee or its duly authorized representatives, attorneys or auditors a list of locations of the Receivable Files and the related accounts, records and computer systems maintained by the Servicer at such times during normal business hours as the Trustee shall instruct.

                 (c) RELEASE OF DOCUMENTS. Upon instruction from the Trustee, the Servicer shall release any Receivable File to the Trustee, the Trustee's agent or the Trustee's designee, as the case may be, at such place or places as the Trustee may designate, as soon as practicable.

                 Section 3.06 INSTRUCTIONS; AUTHORITY TO ACT. The Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Trustee Officer.

                 Section 3.07 CUSTODIAN'S INDEMNIFICATION. The Servicer as custodian shall indemnify the Trustee and each of its officers, directors, employees and agents for any and all liabilities, obligations, losses, compensatory damages, payments, costs, or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against the Trustee or any of its officers, directors, employees or agents as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer as custodian of the Receivable Files; provided, however, that the Servicer shall not be liable to the Trustee or any such officers, director, employee or agent of the Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Trustee or any such officer, director, employee or agent of the Trustee.

                 Section 3.08 EFFECTIVE PERIOD AND TERMINATION. The Servicer's appointment as custodian shall become effective as of the Cutoff Date and shall continue in full force and effect until terminated pursuant to this Section. If __________ shall resign as Servicer in accordance with the provisions hereof, or if all of the rights and obligations of any Servicer shall have been terminated under Section 9.01, the appointment of such Servicer as custodian shall be terminated by the Trustee or by Holders of the Class [A] Certificates evidencing not less than [___]% of the Class [A] Certificate Balance, in the same manner as the Trustee or such Holders may terminate the rights and obligations of the Servicer under Section 9.01. The Trustee may terminate the Servicer's appointment as custodian, with cause, at any time upon written notification to the Servicer, and without cause upon 30 days' prior written notification. As soon as practicable after any termination of such appointment, the Servicer shall deliver the Receivable Files to the Trustee or the Trustee's agent at such place or places as the Trustee may reasonably designate.

                                  ARTICLE IV.

                   Administration and Servicing of Receivables

                 Section 4.01 DUTIES OF SERVICER. The Servicer, as agent for the Trustee (to the extent provided herein), shall manage, service, administer and make collections on the Receivables (other than Purchased Receivables) with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable receivables that it services for itself or others. The Servicer's duties shall include collection and posting of all payments, responding to inquiries of Obligors on such Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, accounting for collections, furnishing monthly and annual statements to the Trustee with respect to distributions, and making Advances pursuant to
Section 5.04. Subject to the provisions of Section 4.02, the Servicer shall follow its customary standards, policies and procedures in performing its duties as Servicer. Without limiting the generality of the foregoing, the Servicer is authorized and empowered by the Trustee to execute and deliver, on behalf of itself, the Trust, the Certificateholders, the Trustee, or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables or to the Financed Assets securing such Receivables. If the Servicer shall commence a legal proceeding to enforce a Receivable, the Trustee (in the case of any Receivable other than a Purchased Receivable) shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the Trustee shall, at the Servicer's expense and direction, take steps to enforce such Receivable, including bringing suit in its name or the name of the Certificateholders. The Trustee shall, upon written request of the Servicer, furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

                 Section 4.02 COLLECTION AND ALLOCATION OF RECEIVABLE PAYMENTS. The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable [new and used automobiles, light-duty trucks, motorcycles, recreational vehicles, vans, minivans and/or sport utility vehicles] receivables that it services for itself or others. The Servicer shall allocate collections between principal and interest in accordance with the customary servicing procedures it follows with respect to all comparable [new and used automobiles, light-duty trucks, motorcycles, recreational vehicles, vans, minivans and/or sport utility vehicles] receivables that it services for itself or others. The Servicer may grant extensions, rebates or adjustments on a Receivable, which shall not, for the purposes of this Agreement, modify the original due dates or amounts of the Scheduled Payments on a Precomputed Receivable or the original due dates or amounts of the originally scheduled payments of interest on Simple Interest Receivables; provided, however, that if the Servicer extends the date for final payment by the Obligor of any Receivable beyond the Final Scheduled Maturity Date, it shall promptly repurchase such Receivable from the Trust in accordance with the terms of Section 4.07. The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a

Receivable. The Servicer shall not agree to any alteration of the interest rate on any Receivable or of the amount of any Scheduled Payment on Precomputed Receivables or the originally scheduled payments on Simple Interest Receivables.

                 Section 4.03 REALIZATION UPON RECEIVABLES. On behalf of the Trust, the Servicer shall use its best efforts, consistent with its customary servicing procedures, to repossess or otherwise convert the ownership of the Financed Asset securing any Receivable as to which the Servicer shall have determined eventual payment in full is unlikely. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of such receivables, which shall include reasonable efforts to realize upon any recourse, if any, to Dealers and selling the Financed Asset at public or private sale. The foregoing shall be subject to the provision that, in any case in which the Financed Asset shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Asset unless it shall determine in its discretion that such repair and/or repossession will increase the Liquidation Proceeds by an amount greater than the amount of such expenses.

                 Section 4.04 PHYSICAL DAMAGE INSURANCE. The Servicer, in accordance with its customary servicing procedures, shall require that each Obligor shall have obtained physical damage insurance covering the Financed Asset as of the execution of the Receivable.

                 Section 4.05 MAINTENANCE OF SECURITY INTERESTS IN FINANCED ASSETS. The Servicer shall, in accordance with its customary servicing procedures, take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Asset. The Trustee hereby authorizes the Servicer to take such steps as are necessary to re-perfect such security interest on behalf of the Trust in the event of the relocation of a Financed Asset or for any other reason.

                 Section 4.06 COVENANTS OF SERVICER. The Servicer shall not release the Financed Asset securing any Receivable from the security interest granted by such Receivable in whole or in part except in the event of payment in full by the Obligor thereunder or repossession, nor shall the Servicer impair the rights of the Trust or the Certificateholders in such Receivables, nor shall the Servicer increase the number of scheduled payments due under a Receivable.

                 Section 4.07 PURCHASE OF RECEIVABLES UPON BREACH. The Servicer or the Trustee shall inform the other party and the Depositor promptly, in writing, upon the discovery of any breach pursuant to Section 4.02, 4.05 or
4.06. Unless the breach shall have been cured by the last day of the second Collection Period following such discovery (or, at the Servicer's election, the last day of the first following Collection Period), the Servicer shall purchase any Receivable materially and adversely affected by such breach as of such last day. If the Servicer takes any action in any Collection Period pursuant to
Section 4.02 that impairs the right of the Trustee, the Trust or the Certificateholders in any Receivable or as otherwise provided in Section 4.02, the Servicer shall purchase such Receivable as of the last day of such Collection Period. In consideration of the purchase of any such Receivable pursuant to either of the two preceding sentences, the Servicer shall remit the Purchase Amount in the manner specified in Section 5.05. For purposes of this Section, the Purchase Amount shall consist in part of a release by the Servicer of all rights of reimbursement with respect to Outstanding Precomputed Advances or

Outstanding Simple Interest Advances on the Receivable. Subject to Section 8.02, the sole remedy of the Trustee, the Trust or the Certificateholders with respect to a breach pursuant to Section 4.02, 4.05 or 4.06 shall be to require the Servicer to repurchase Receivables pursuant to this Section. The Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section.

                 Section 4.08 SERVICING FEE. The Servicing Fee for a Distribution Date shall equal the product of (a) one twelfth, (b) the Servicing Rate and (c) the Pool Balance as of the first day of the preceding Collection Period. The Servicer shall also be entitled to all late fees, prepayment charges (including, in the case of a Receivable that provides for payments according to the "Rule of 78s" and that is prepaid in full, the difference between the Principal Balance of such Receivable (plus accrued interest to the date of prepayment) and the principal balance of such Receivable computed according to the "Rule of 78s") and other administrative fees or similar charges allowed by applicable law with respect to the Receivables, collected (from whatever source) on the Receivables, plus any reimbursement pursuant to Section 8.02.

                 Section 4.09 SERVICER'S CERTIFICATE. Not later than [11:00 a.m. (New York time)] on each Determination Date, the Servicer shall deliver to the Trustee, the Rating Agencies and the Depositor, a Servicer's Certificate containing all information necessary to make the distributions on the related Distribution Date pursuant to Section 5.06 (including, if required, withdrawals from any Reserve Account, withdrawals from or deposits to the Payahead Account and Precomputed Advances by the Servicer pursuant to Section 5.04) for the related Collection Period. Receivables to be purchased by the Servicer or to be repurchased by the Depositor or the Seller shall be identified by the Servicer by account number with respect to such Receivable (as specified in Schedule A).

                 Section 4.10 ANNUAL STATEMENT AS TO COMPLIANCE; NOTICE OF DEFAULT. (a) The Servicer shall deliver to the Trustee, on or before [___________] of each year, an Officers' Certificate, dated as of [_____________] of the preceding year, stating that (A) a review of the activities of the Servicer during the preceding 12-month period (or such shorter period as shall have elapsed since the Closing Date) and of its performance hereunder and under this Agreement has been made under such officers' supervision and (B) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof. The Trustee shall send a copy of such certificate and the report referred to in Section 4.11 to the Rating Agencies. A copy of such certificate and the report referred to in Section 4.11 may be obtained by any Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

                 (b) The Servicer shall deliver to the Trustee and to the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than 5 Business Days thereafter, written notice in an Officers' Certificate of any event which with the giving of notice or lapse of time, or both, would become an Event of Default under Section 9.01, clause (a) or (b).

                 Section 4.11 ANNUAL INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT'S REPORT. The Servicer shall cause a firm of independent certified public accountants, which may also render other services to the Servicer, the Depositor or their Affiliates, to deliver to the Owner Trustee and the Trustee on or before [__________] of each year beginning [________ ], [ ], a report addressed to the Board of Directors of the Servicer, to the effect that such firm has examined the financial statements of the Servicer and issued its report thereon and that such examination (1) was made in accordance with generally accepted auditing standards and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; (2) included tests relating to [automotive] [recreation vehicle] loans serviced for others in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers (the "Program"), to the extent the procedures in such Program are applicable to the servicing obligations set forth in this Agreement; and (3) except as described in the report, disclosed no exceptions or errors in the records relating to [automobile and light-duty truck] [recreational vehicle] loans serviced for others that, in the firm's opinion, paragraph four of such Program requires such firm to report.

                  Such report will also indicate that the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

                  Section 4.12 ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING RECEIVABLES. The Servicer shall provide to the Certificateholders access to the Receivable Files in such cases where the Certificateholder shall be required by applicable statutes or regulations to review such documentation. Access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the offices of the Servicer. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.

                  Section 4.13 SERVICER EXPENSES. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to Certificateholders.

                  Section 4.14 APPOINTMENT OF SUBSERVICER. The Servicer may at any time appoint a subservicer to perform all or any portion of its obligations as Servicer hereunder; provided that the Rating Agency Condition shall have been satisfied in connection therewith; and, provided, further, that the Servicer shall remain obligated and shall be liable to the Trustee and the Certificateholders for the servicing and administering of the Receivables in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Receivables. The fees and expenses of the subservicer shall be as agreed between the Servicer and its subservicer from time to time, and none of the Trust, the Trustee or the Certificateholders shall have any responsibility therefor.

                                    ARTICLE V

                         Distributions; Reserve Account;
                        Statements to Certificateholders

                  Section 5.01 ESTABLISHMENT OF TRUST ACCOUNTS. (a) (i) The Servicer, for the benefit of the Certificateholders, shall establish and maintain in the name of the Trustee an Eligible Deposit Account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders. Investment earnings on funds in the Collection Account shall be paid to the Servicer as additional servicing compensation.

                        (ii) The Servicer, for the benefit of the Certificateholders, shall establish and maintain in the name of the Trustee a non-interest bearing account (the "Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders.

                  (b) Funds on deposit in the Collection Account shall be invested by the Trustee in Eligible Investments selected in writing by the Servicer or an investment manager selected by the Servicer, which investment manager shall have agreed to comply with the terms of this Agreement as they relate to investing such funds; provided, however, that it is understood and agreed that the Trustee shall not be liable for any loss arising from such investment in Eligible Investments. All such Eligible Investments shall be held by the Trustee for the benefit of the Servicer, and on each Distribution Date all interest and other investment income (net of losses and investment expenses) on funds on deposit therein shall be paid to the Servicer. Other than as permitted by the Rating Agencies, funds on deposit in the Collection Account shall be invested in Eligible Investments that will mature (A) not later than the Business Day immediately preceding the next Distribution Date or (B) on such next Distribution Date if either (x) such investment is held in the corporate trust department of the institution with which the Collection Account is then maintained and is invested in a time deposit of (the Trustee) rated at least [A-1] by [RATING AGENCY] and [P-1] by [RATING AGENCY] (such account being maintained within the corporate trust department of the Trustee) or (y) the Trustee (so long as the short-term unsecured debt obligations of the Trustee are either (1) rated at least [P-1] by [RATING AGENCY] and [A-1] by [RATING AGENCY] on the date such investment is made or (2) guaranteed by an entity whose short-term unsecured debt obligations are rated at least [P-1] by [RATING AGENCY] and [A-1] by [RATING AGENCY] on the date such investment is made) has agreed to advance funds on such Distribution Date to the Distribution Account in the amount payable on such investment on such Distribution Date pending receipt thereof to the extent necessary to make distributions on such Distribution Date. The guarantee referred to in clause (y) of the preceding sentence shall be subject to the Rating Agency Condition. For the purpose of the foregoing, unless the Trustee affirmatively agrees in writing to make such advance with respect to such investment prior to the time an investment is made, it shall not be deemed to have agreed to make such advance. Funds deposited in the Collection Account upon the maturity of any Eligible Investments on the day immediately preceding a Distribution Date are not required to be invested overnight. If, at any time, the Collection Account ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Collection Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new account.

                  (c) (i) The Servicer shall establish and maintain with the Trustee an Eligible Deposit Account (the "Payahead Account"). The Payahead Account shall not be property of the Trust.

                      (ii) The Servicer shall on or prior to each Distribution Date (and prior to deposits to the Distribution Account) transfer from the Collection Account to the Payahead Account all Payaheads as described in Section 5.03 received by the Servicer during the Collection Period. Notwithstanding the foregoing and the first sentence of Section 5.02, for so long as the Servicer is permitted to make monthly remittances to the Collection Account pursuant to Section 5.02, Payaheads need not be remitted to and deposited in the Payahead Account but instead may be remitted to and held by the Servicer. So long as such condition is met, the Servicer shall not be required to segregate or otherwise hold separate any Payaheads remitted to the Servicer as aforesaid but shall be required to remit Payaheads to the Collection Account in accordance with Section 5.06(a).

                  Section 5.02 COLLECTIONS. The Servicer shall remit within two Business Days of receipt thereof to the Collection Account all payments by or on behalf of the Obligors with respect to the Receivables (other than Purchased Receivables) and all Liquidation Proceeds, both as collected during the Collection Period. Notwithstanding the foregoing, for so long as (i) National City Bank remains the Servicer, (ii) no Event of Default shall have occurred and be continuing and (iii)(x) National City Bank maintains a short-term rating of at least [A-1] by [RATING AGENCY] and [P-1] by [RATING AGENCY] (and for five Business Days following a reduction in either such rating) or (y) prior to ceasing daily remittances, the Rating Agency Condition shall have been satisfied (and any conditions or limitations imposed by the Rating Agencies in connection therewith are complied with), the Servicer shall remit such collections with respect to the preceding calendar month to the Collection Account on the Determination Date immediately preceding the related Distribution Date. For purposes of this Article V the phrase "payments by or on behalf of Obligors" shall mean payments made with respect to the Receivables by Persons other than the Servicer or the Depositor.

                  Section 5.03 APPLICATION OF COLLECTIONS. All collections for the Collection Period shall be applied by the Servicer as follows:

                  With respect to each Receivable (other than a Purchased Receivable), payments by or on behalf of the Obligor shall be applied first, in the case of Precomputed Receivables, to reduce Outstanding Precomputed Advances as described in
                  Section 5.04(a) and, in the case of Simple Interest Receivables, to reduce Outstanding Simple Interest Advances to the extent described in Section 5.04(b). Next, any excess shall be applied, in the case of Precomputed Receivables, to the Scheduled Payment and, in the case of Simple Interest Receivables, to interest and principal in accordance with the Simple Interest Method. With respect to Precomputed Receivables, any remaining excess shall be added to the Payahead Balance, and shall be applied to prepay the Precomputed Receivable, but only if the sum of such excess and the previous Payahead Balance shall be sufficient to prepay the Receivable in full. Otherwise, any such remaining excess payments shall constitute a Payahead and shall increase the Payahead Balance.

                  Section 5.04 ADVANCES. (a) As of the close of business on the last day of each Collection Period, if the payments by or on behalf of the Obligor on a Precomputed Receivable (other than a Purchased Receivable) shall be less than the Scheduled Payment, the Payahead Balance shall be applied by the Servicer to the extent of the shortfall and such Payahead Balance shall be reduced accordingly. Next, the Servicer shall advance any remaining shortfall (such amount a "Precomputed Advance"), to the extent that the Servicer, at its sole discretion, shall determine that the Precomputed Advance shall be recoverable from the Obligor, the Purchase Amount, Liquidation Proceeds or proceeds of any other Precomputed Receivables. With respect to each Precomputed Receivable, the Precomputed Advance shall increase Outstanding Precomputed Advances. Outstanding Precomputed Advances shall be reduced by subsequent payments by or on behalf of the Obligor, collections of Liquidation Proceeds in respect of Precomputed Receivables, or payments of the Purchase Amount in respect of Precomputed Receivables.

                  If the Servicer shall determine that an Outstanding Precomputed Advance with respect to any Precomputed Receivable shall not be recoverable as aforesaid, the Servicer shall be reimbursed from any collections made on other Precomputed Receivables in the Trust, and Outstanding Precomputed Advances with respect to such Precomputed Receivable shall be reduced accordingly.

                  (b) As of the close of business on the last day of each Collection Period, the Servicer shall advance an amount equal to the amount of interest due on the Simple Interest Receivables at their respective APR's for the related Collection Period (assuming the Simple Interest Receivables pay on their respective due dates) minus the amount of interest actually received on the Simple Interest Receivables during the related Collection Period (such amount, a "Simple Interest Advance"). With respect to each Simple Interest Receivable, the Simple Interest Advance shall increase Outstanding Simple Interest Advances. If such calculation results in a negative number, an amount equal to the absolute value of such negative number shall be paid to the Servicer and the amount of Outstanding Simple Interest Advances shall be reduced by such amount. In addition, in the event that a Simple Interest Receivable becomes a Liquidated Receivable, Liquidation Proceeds with respect to such Simple Interest Receivable attributable to accrued and unpaid interest thereon (but not including interest for the then current Collection Period) shall be paid to the Servicer to reduce Outstanding Simple Interest Advances, but only to the extent of any Outstanding Simple Interest Advances. The Servicer shall not make any advance with respect to principal of Simple Interest Receivables.

                  Section 5.05 ADDITIONAL DEPOSITS. The Servicer shall deposit in the Collection Account the aggregate Advances pursuant to Section 5.04. To the extent that the Servicer fails to make a Simple Interest Advance pursuant to
Section 5.04(b) on the date required, the Trustee shall withdraw such amount (or, if determinable, such portion of such amount as does not represent advances for delinquent interest) from the Reserve Account and deposit such amount in the Collection Account. The Servicer and the Depositor shall deposit or cause to be deposited in the Collection Account the aggregate Purchase Amount with respect to Purchased Receivables, and the Servicer shall deposit therein all amounts to be paid under Section
11.02. The Servicer shall deposit the aggregate Purchase Amount with respect to Purchased Receivables when such obligations are due, unless the Servicer shall not be required to make daily deposits pursuant to Section 5.02.

                  Section 5.06 DISTRIBUTIONS. (a) On each Distribution Date, the Trustee shall cause to be transferred:

                        (i) From the Payahead Account, or from the Servicer in the event that the second and third sentences of Section 5.01(c)(ii) are applicable, to the Collection Account, in immediately available funds, the aggregate previous Payaheads to be applied to Scheduled Payments for the related Collection Period on, or as prepayments in full of, Precomputed Receivables or prepayments for the related Collection Period, pursuant to Sections 5.03 and 5.04, in the amounts set forth in the Servicer's Certificate delivered on the related Determination Date. A single, net transfer may be made.

                        (ii) From the Collection Account to the Distribution Account, in immediately available funds, the entire amount then on deposit in the Collection Account; provided, however, that in the event that the Servicer is required to make deposits to the Collection Account on a daily basis pursuant to Section 5.02, the amount of the funds transferred from the Collection Account to the Distribution Account will include only those funds that were deposited in the Collection Account for the Collection Period related to such Distribution Date.

                  (b) On or prior to each Determination Date, the Servicer shall calculate the Total Distribution Amount, the Interest Distribution Amount, the Principal Distribution Amount, the Class [A] Distributable Amount, and the Class [B] Distributable Amount, and, based on the Total Distribution Amount and the other amounts to be distributed on the related Distribution Date, determine the amount distributable to Holders of each class of Certificates.

                  (c) On each Distribution Date, the Trustee (based on the information contained in the Servicer's Certificate delivered on the related Determination Date pursuant to Section 5.09) shall distribute amounts on deposit in the Distribution Account and, if applicable, the Reserve Account, in the manner and priority set forth below:

                        (i) to the Servicer, from the Interest Distribution Amount, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

                        (ii) to the Class [A] Certificateholders:

                             (A) from the Class [A] Percentage of the Interest
               Distribution Amount (as such Interest Distribution Amount has been reduced by Servicing Fee payments), the sum of the Class [A] Interest Distributable Amount and the Class [A] Interest Carryover Shortfall as of the close of the preceding Distribution Date;

                             (B) from the Class [A] Percentage of the Principal
               Distribution Amount (other than the portion thereof attributable to Realized Losses), the sum of the Class [A] Principal Distributable Amount and the Class [A] Principal Carryover Shortfall as of the close of the preceding Distribution Date;

                        (iii) to the Class [B] Certificateholders:

                              (A) from the Class [B] Percentage of the Interest
               Distribution Amount (as such Interest Distribution Amount has been reduced by Servicing Fee payments), the sum of the Class [B] Interest Distributable Amount and the Class [B] Interest Carryover Shortfall as of the close of the preceding Distribution Date; and

                              (B) from the Class [B] Percentage of the Principal
               Distribution Amount, the sum of the Class [B] Principal Distributable Amount and the Class [B] Principal Carryover Shortfall as of the close of the preceding Distribution Date.

                  (d) The rights of the Class [B] Certificateholders to receive distributions in respect of the Class [B] Certificates shall be and hereby are subordinated to the rights of the Class [A] Certificateholders to receive distributions in respect of the Class [A] Certificates and the rights of the Servicer to receive the Servicing Fee (and any accrued and unpaid Servicing Fees from prior Collection Periods) in the event of delinquency or defaults on the Receivables. In addition, the Class [A] Certificateholders and the Class [B] Certificateholders shall have the respective rights to receive funds from the Reserve Account in the order of priority set forth below. Such subordination and withdrawals from the Reserve Account shall be effected as follows, and all payments shall be effected by applying funds in the following order:

                      (i) If the Class [A] Percentage of the Interest Distribution Amount (as such Interest Distribution Amount has been reduced by Servicing Fee payments) is less than the sum of the Class [A] Interest Distributable Amount and any Class [A] Interest Carryover Shortfall from the preceding Distribution Date, the Class [A] Certificateholders shall be entitled to receive distributions in respect of such deficiency first, from the Class [B] Percentage of the Interest Distribution Amount; second, if such amounts are insufficient, from amounts on deposit in the Reserve Account; and third, if such amounts are insufficient, from the Class [B] Percentage of the Principal Distribution Amount (other than the portion thereof attributable to Realized Losses).

                      (ii) If the Class [A] Percentage of the Principal Distribution Amount (other than the portion thereof attributable to Realized Losses) is less than the sum of the Class [A] Principal Distributable Amount and the Class [A] Principal Carryover Shortfall from the preceding Distribution Date, the Class [A] Certificateholders shall be entitled to receive distributions in respect of such deficiency first, from the Class [B] Percentage of the Principal Distribution Amount (other than the portion thereof attributable to Realized Losses); second, if such amounts are insufficient, from amounts on deposit in the Reserve Account; and third, if such amounts are insufficient, from the Class [B] Percentage of the Interest Distribution Amount.

                      (iii) If the Class [B] Percentage of the Interest Distribution Amount, less the portion thereof, if any, distributed to the Class [A] Certificateholders pursuant to clause (i) above, is less than the Class [B] Interest Distributable Amount, the Class [B] Certificateholders shall be entitled to receive such deficiency from amounts on deposit in the Reserve Account (after giving effect to any withdrawals therefrom pursuant to clauses (i) and (ii) above).

                      (iv) If the Class [B] Percentage of the Principal Distribution Amount (other than the portion thereof attributable to Realized Losses), less the portion thereof, if any, distributed to the Class [A] Certificateholders pursuant to clause (ii) above, is less than the Class [B] Principal Distributable Amount, the Class [B] Certificateholders shall be entitled to receive such deficiency from amounts on deposit in the Reserve Account (after giving effect to any withdrawals therefrom pursuant to clauses (i), (ii) and (iii) above).

                  (e) On each Distribution Date, the Trustee shall distribute any amounts remaining in the Distribution Account after making the distributions described in Sections 5.06(c) and (d) above in the following amounts and in the following order of priority: (i) into the Reserve Account until the amount on deposit therein equals the Specified Reserve Account Balance and (ii) to the Depositor.

                  (f) Subject to Section 11.01 respecting the final payment upon retirement of each Certificate, the Servicer shall on each Distribution Date instruct the Trustee to distribute to each Certificateholder of record on the preceding Record Date either by wire transfer in immediately available funds to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Servicer appropriate instructions prior to such Distribution Date and such Holder's Certificates of either Class in the aggregate evidence a denomination of not less than $1,000,000, or, if not, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register, the amounts to be distributed to such Certificateholder pursuant to such Holder's Certificates.

                  Section 5.07 RESERVE ACCOUNT. (a) In order to effectuate the subordination provided for herein and to assure that sufficient amounts to make required distributions to Certificateholders will be available, the Servicer shall establish and maintain an Eligible Deposit Account (the "Reserve Account"), bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Certificateholders. The Reserve Account will include the money and other property deposited and held therein pursuant to Section 5.06(e), 5.08(a) and this Section.

                  On or prior to the Closing Date, the Seller shall deposit an amount equal to the Reserve Account Initial Deposit into the Reserve Account. The Reserve Account and the Reserve Account Property shall not be part of the Trust, but instead will be held by the Trustee, as collateral agent, for the benefit of the Holders of the Certificates. The Seller hereby acknowledges that the Reserve Account Initial Deposit (and any investment earnings thereon) is owned directly by it, and the Seller hereby agrees to treat the same as its assets (and earnings) for federal income tax and all other purposes.

                  (b) In order to give effect to the subordination provided for herein and to assure the availability of the amounts maintained in the Reserve Account, the Seller hereby sells, conveys and transfers to the Trustee, as collateral agent, and its successors and assigns, the Reserve Account Initial Deposit and all proceeds thereof and hereby pledges to the Trustee as collateral agent, and its successors and assigns, all other amounts deposited in or credited to the Reserve Account from time to time under this Agreement, all Eligible Investments made with amounts on deposit therein, all earnings and distributions thereon and proceeds thereof (other than proceeds constituting net investment earnings attributable to the Reserve Account Property) subject, however, to the limitations set forth below, and solely for the purpose of securing and providing for payment of the Class [A] Distributable Amount and the Class [B] Distributable Amount in accordance with Section 5.06 and this Section (all the foregoing, subject to the limitations set forth below, the "Reserve Account Property"), to have and to hold all the aforesaid property, rights and privileges unto the Trustee, its successors and assigns, in trust for the uses and purposes, and subject to the terms and provisions, set forth in this Section. The Trustee hereby acknowledges such transfer and accepts the trusts hereunder and shall hold and distribute the Reserve Account Property in accordance with the terms and provisions of this Section.

                  (c) Consistent with the limited purposes for which such trust is granted, the amounts on deposit in the Reserve Account on each Distribution Date shall be available for distribution as provided in Section 5.06, in accordance with and subject to the following: if the amount on deposit in the Reserve Account (after giving effect to all deposits thereto and withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Account Balance, the Trustee shall release and distribute all such amounts to the Seller. Upon any such distribution to the Seller, the Certificateholders will have no further rights in, or claims to, such amounts.

                  (d) Funds on deposit in the Reserve Account shall be invested by the Trustee, as collateral agent, in Eligible Investments selected in writing by the Seller or an investment manager selected by the Servicer, which investment manager shall have agreed to comply with the terms of this Agreement as they relate to investing such funds; provided, however, that it is understood and agreed that the Trustee shall not be liable for any loss arising from such investment in Eligible Investments. Other than as permitted by the Rating Agencies, funds on deposit in the Reserve Account shall be invested in Eligible Investments that will mature (A) not later than the Business Day immediately preceding the next Distribution Date or (B) on such next Distribution Date if either (x) such investment is held in the corporate trust department of the institution with which the Reserve Account is then maintained and is invested in a time deposit of (the Trustee) rated at least [A-1] by [RATING AGENCY] and [P-1] by [RATING AGENCY] (such account being maintained within the corporate trust department of the Trustee) or (y) the Trustee (so long as the short-term unsecured debt obligations of the Trustee are either (1) rated at least [P-1] by [RATING AGENCY] and [A-1] by [RATING AGENCY] on the date such investment is made or (2) guaranteed by an entity whose short-term unsecured debt obligations are rated at least [P-1] by [RATING AGENCY] and [A-1] by [RATING AGENCY] on the date such investment is made) has agreed to advance funds on such Distribution Date to the Distribution Account in the amount payable on such investment on such Distribution Date pending receipt thereof to the extent necessary to make distributions on such Distribution Date. The guarantee referred to in clause (y) of the preceding sentence shall be subject to the Rating

Agency Condition. For the purpose of the foregoing, unless the Trustee affirmatively agrees in writing to make such advance with respect to such investment prior to the time an investment is made, it shall not be deemed to have agreed to make such advance. Funds deposited in the Reserve Account upon the maturity of any Eligible Investments on the day immediately preceding a Distribution Date are not required to be invested overnight. If, at any time, the Reserve Account ceases to be an Eligible Deposit Account, the Trustee as collateral agent (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Reserve Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new account.

                  Investment earnings attributable to the Reserve Account Property shall not be available to satisfy the subordination provisions of this Agreement and shall not otherwise be subject to any claims or rights of the Certificateholders or the Servicer. All such investments shall be made in the name of the Trustee or its nominee, as collateral agent, and all net income and gain realized thereon shall be solely for the benefit of the Seller and shall be payable by the Trustee to the Seller on each Distribution Date. Realized losses, if any, on investments of the Reserve Account Property shall be charged first against undistributed investment earnings attributable to the Reserve Account Property and then against the Reserve Account Property.

                  (e) With respect to the Reserve Account Property, the Seller, on behalf of itself, its successors and assigns, and the Trustee agree that:

                      (i) Any Reserve Account Property that is held in deposit accounts shall be held solely in the name of the Trustee, as collateral agent, at an Eligible Institution. Each such deposit account shall be subject to the exclusive custody and control of the Trustee, and the Trustee shall have sole signature authority with respect thereto.

                      (ii) Any Reserve Account Property that constitutes Physical Property shall be delivered to the Trustee, as collateral agent, in accordance with paragraph (a) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Trustee, as collateral agent, or a securities intermediary (as such term is defined in Section 8-102(14) of the UCC) acting solely for the Trustee, as collateral agent.

                      (iii) Any Reserve Account Property that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations shall be delivered in accordance with paragraph
          (b) of the definition of "Delivery" and shall be maintained by the Trustee, as collateral agent, pending maturity or disposition, through continued book-entry registration of such Reserve Account Property as described in such paragraph.

                      (iv) Any Reserve Account Property that is an
          "uncertificated security" under Section 8-102(18) of the UCC and that is not governed by clause (C) above shall be delivered to the Trustee, as collateral agent, in accordance with paragraph (c) of the definition of "Delivery" and shall be maintained by the Trustee, as collateral agent, pending maturity or disposition, through continued registration of the Trustee's (or its custodian's or its nominee's) ownership of such security, in its capacity as collateral agent.

                  Effective upon Delivery of any Reserve Account Property in the form of Physical Property, book-entry securities or uncertificated securities, the Trustee shall be deemed to have purchased such Reserve Account Property for value, in good faith and without notice of any adverse claim thereto.

                  (f) Each of the Seller and the Servicer agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments (including any UCC financing statements or this Agreement) as may be determined to be necessary in an Opinion of Counsel to the Seller delivered to the Trustee in order to perfect the interests created by this Section and otherwise fully to effectuate the purposes, terms and conditions of this Section. The Seller shall:

                      (i) promptly execute, deliver and file any financing statements, amendments, continuation statements, assignments, certificates, and other documents with respect to such interests and perform all such other acts as may be necessary in order to perfect or to maintain the perfection of the Trustee's security interest; and

                      (ii) file the necessary financing statements or amendments thereto within five days, and promptly notify the Trustee of any such filing, after the occurrence of any of the following: (1) any change in its corporate name or any trade name; (2) any change in the location of its chief executive office or principal place of business; and (3) any merger or consolidation or other change in its identity or corporate structure and promptly notify the Trustee of any such filings.

                  (g) The Trustee shall not enter into any subordination or inter-creditor agreement with respect to the Reserve Account Property.

                  (h) Following the payment in full of the Certificate Balance and of all other amounts owing or to be distributed under this Agreement to Certificateholders and the termination of the Trust, any amount remaining on deposit in the Reserve Account shall be distributed to the Seller.

                  Section 5.08 STATEMENTS TO CERTIFICATEHOLDERS. On each Distribution Date, the Servicer shall provide to the Trustee for the Trustee to forward to each Certificateholder of record as of the most recent Record Date, a statement setting forth at least the following information as to each Class of Certificates to the extent applicable:

                      (i) the amount of such distribution allocable to principal of each class of Certificates;

                      (ii) the amount of such distribution allocable to interest of each class of Certificates;

                     (iii) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

                      (iv) the Class [A] Certificate Balance and Class [B] Certificate Balance and the Class [A] Pool Factor and Class [B] Pool Factor after giving effect to all payments reported under clause (i) above on such date;

                      (v) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period or Collection Periods, as the case may be;

                      (vi) the amount of the Class [A] Principal Carryover Shortfall and Class [A] Interest Carryover Shortfall and Class [B] Principal Carryover Shortfall and Class [B] Interest Carryover Shortfall, as applicable, if any, on such Distribution Date and the change in the Class [A] Principal Carryover Shortfall and Class [A] Interest Carryover Shortfall and Class [B] Principal Carryover Shortfall and Class [B] Interest Carryover Shortfall, as applicable, from the preceding Distribution Date;

                      (vii) the amount of aggregate Realized Losses, if any, for the second preceding Collection Period;

                      (viii) the aggregate Purchase Amounts for Receivables, if any, that were repurchased in such period;

                      (ix) the amount otherwise distributable to the Class [B] Certificateholders that is distributed to Class [A] Certificateholders on such Distribution Date;

                      (x) the balance of the Reserve Account on such Distribution Date, after giving effect to deposits and withdrawals made on such Distribution Date;

                      (xi) the aggregate Payahead Balance and the change in such balance from the preceding Distribution Date;

                       (xii) for Distribution Dates during the Funding Period (if any), the remaining Pre-Funded Amount; and

                       (xiii) for the first Distribution Date that is on or immediately following the end of the Funding Period (if any), the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables and is passed through as payments of principal of the Certificates.

Each amount set forth pursuant to subclauses (i), (ii), (v) or (vi) above shall be expressed as a dollar amount per $1,000 of original principal balance of a Class [A] or Class [B] Certificate, as applicable.

                  Section 5.09 TAX RETURNS. The Trustee shall deliver to each Holder of a Certificate, as may be required by the Code and applicable Treasury Regulations, such information as may be required to enable each Holder to prepare its federal and state income tax returns.

                  Section 5.10 NET DEPOSITS. As an administrative convenience, unless the Servicer is required to remit collections daily, the Servicer will be permitted to make the deposit of collections on the Receivables, aggregate Advances and Purchase Amounts for or with respect to each Collection Period net of distributions to be made to the Servicer with respect to such Collection Period. The Servicer, however, will account to the Trustee and to the Certificateholders as if all deposits, distributions and transfers were made individually.

                                  ARTICLE VI.

                                The Certificates

                  Section 6.01 THE CERTIFICATES. Unless otherwise specified in this Agreement, the Certificates shall be issued in fully registered form in minimum denominations of $1,000. The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefit of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates.

                  A transferee of a Certificate shall become a Certificateholder and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder upon such transferee's acceptance of a Certificate duly registered in such transferee's name pursuant to Section 6.03.

                  Section 6.02 AUTHENTICATION OF CERTIFICATES. The Trustee shall cause the Certificates to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Depositor, signed by its chairman of the board, its president, any vice president, secretary, or assistant treasurer, without further corporate action by the Depositor, in authorized denominations, pursuant to this Agreement. No Certificate shall entitle its Holder to any benefit under this Agreement or shall be valid for any purpose unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A or Exhibit B, as appropriate, executed by the Trustee by manual signature. Such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

                  Section 6.03 REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES. The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 6.08, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Unless otherwise specified in this Agreement, the Trustee shall be the initial Certificate Registrar.

                  Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate amount dated the date of authentication by the Trustee. At the option of a Holder, Certificates may be exchanged for other Certificates of authorized denominations of a like aggregate amount upon surrender at the Corporate Trust Office of the Certificates to be exchanged.

                  Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing. Each Certificate surrendered for registration of transfer and exchange shall be cancelled and subsequently disposed of by the Trustee.

                  No service charge shall be made for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  Section 6.04 MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES. If (a) any mutilated Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there shall be delivered to the Certificate Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Certificate has been acquired by a bona fide purchaser, the Trustee on behalf of the Trust shall execute, and the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and denomination. In connection with the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                  Section 6.05 PERSONS DEEMED OWNERS. Prior to due presentation of a Certificate for registration of transfer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate shall be registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.06 and for all other purposes whatsoever, and neither the Trustee nor the Certificate Registrar shall be bound by any notice to the contrary.

                  Section 6.06 ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES. The Trustee shall furnish or cause to be furnished to the Servicer, within 15 days after receipt by the Trustee of a request therefor from the Servicer in writing, a list, in such form as the Servicer may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Certificateholders, or one or more Holders of Class [A] Certificates evidencing not less than 25% of the Certificate Balance apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and such application shall be accompanied by a copy of the communication that such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt for such application, afford such applicants access during normal business hours to the current list of Certificateholders. Each Holder, by receiving and holding a Certificate, shall be deemed to have agreed to hold neither the Servicer nor the Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

                  Section 6.07 MAINTENANCE OF OFFICE OR AGENCY. The Trustee shall maintain in the Borough of Manhattan, The City of New York, an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee initially designates the Corporate Trust Office as specified in this Agreement as its office for such purposes. The Trustee shall give prompt written notice to the Servicer and to Certificateholders of any change in the location of the Certificate Register or any such office or agency.

                  Section 6.08 BOOK-ENTRY CERTIFICATES. The Class [A] Certificates and, if so specified in this Agreement, the Class [B] Certificates may be issued in the form of one or more typewritten Certificates representing Book-Entry Certificates, to be delivered by, or on behalf of, the Depositor to the initial Clearing Agency, which, unless otherwise specified in this Agreement, shall be The Depository Trust Company. In such case, the Certificates delivered to the Depository Trust Company shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Certificates, except as provided in Section 6.10. Unless and until definitive, fully registered Certificates (the "Definitive Certificates") have been issued to such Certificate Owners pursuant to Section 6.10:

                      (i) the provisions of this Section shall be in full force and effect;

                      (ii) the Depositor, the Servicer, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on such Certificates) as the sole Holder of such Certificates and shall have no obligation to the related Certificate Owners;

                      (iii) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control;

                      (iv) the rights of such Certificate Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 6.10, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on such Certificates to such Clearing Agency Participants; and

                      (v) whenever this Agreement requires or permits actions to be taken based upon instructions or directions of Holders of Certificates evidencing a specified percentage of the Certificate Balance, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Certificate Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in such Certificates and has delivered such instructions to the Trustee.

                  Section 6.09 NOTICES TO CLEARING AGENCY. Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 6.10, the Trustee and the Servicer shall give all such notices and communications specified herein to be given to Certificate Owners to the Clearing Agency.

                  Section 6.10 DEFINITIVE CERTIFICATES. If (i) the Servicer advises the Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities under the Depository Agreement and the Trustee or the Depositor is unable to locate a qualified successor, (ii) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default, Certificate Owners representing beneficial interests aggregating not less than a majority of the aggregate outstanding principal amount of the Book-Entry Certificates advise the Trustee and the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners, then the Clearing Agency shall notify all Certificate Owners and the Trustee of the occurrence of such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the typewritten Certificates representing the Book-Entry Certificates by the Clearing Agency, accompanied by registration instructions, the Trustee shall execute and authenticate the Definitive Certificates in accordance with the instructions of the Clearing Agency. None of the Depositor, the Certificate Registrar or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder. The Definitive Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Trustee, as evidenced by its execution thereof.

                                  ARTICLE VII.

                                  The Depositor

                  Section 7.01 REPRESENTATIONS OF DEPOSITOR. The Depositor makes the following representations on which the Trustee shall be deemed to have relied in accepting the Receivables in trust and executing and authenticating the Certificates. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, in the case of Initial Receivables and as of the applicable Subsequent Transfer Date, in the case of Subsequent Receivables, if any, and shall survive the sale of the Receivables to the Trustee.

                      (i) ORGANIZATION AND GOOD STANDING. The Depositor is duly organized and validly existing as a corporation in good standing under the laws of the State of Oregon, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the corporate power, authority and legal right to acquire and own the Receivables.

                      (ii) DUE QUALIFICATION. The Depositor is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

                      (iii) POWER AND AUTHORITY. The Depositor has the corporate power and authority to execute and deliver this Agreement and to carry out its respective terms; the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trustee as part of the Trust, and the Depositor shall have duly authorized such sale and assignment to the Trustee, as applicable, by all necessary corporate action; and the execution, delivery and performance of this Agreement and of each Subsequent Transfer Assignment or Eligible Investment Transfer Assignment, as applicable, shall have been duly authorized by the Depositor by all necessary corporate action.

                      (iv) BINDING OBLIGATION. This Agreement, each Subsequent Transfer Assignment and Eligible Investment Transfer Assignment, when executed and delivered by the Depositor, shall constitute legal, valid and binding obligations of the Depositor enforceable in accordance with their respective terms.

                      (v) NO VIOLATION. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof and thereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to this Agreement); or violate any law or, to the best of the Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

                      (vi) NO PROCEEDINGS. To the Depositor's best knowledge, there are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties: (i) asserting the invalidity of this Agreement or the Certificates; (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement; (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or the Certificates, or (iv) that might adversely affect the federal income tax attributes of the Certificates.

                  Section 7.02 CORPORATE EXISTENCE. During the term of this Agreement, the Depositor will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby and thereby.

                  Section 7.03 LIABILITIES OF DEPOSITOR; INDEMNITIES. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Depositor under this Agreement.

                      (i) The Depositor shall indemnify, defend and hold harmless the Trustee and the Trust from and against any taxes that may at any time be asserted against the Trustee or the Trust with respect to the transactions contemplated in this Agreement, including any sales, gross receipts, general corporation, tangible personal property, privilege, or license taxes (but, in the case of the Trust, not including any taxes asserted with respect to, and as the date of, the sale of the Receivables to the Trust or the issuance and original sale of the Certificates, or asserted with respect to ownership of the Receivables, or federal or other income taxes arising out of the distributions on the Certificates) and costs and expenses in defending against the same.

                      (ii) The Depositor shall indemnify, defend and hold harmless the Trustee and the Certificateholders from and against any loss, liability or expense incurred by reason of (a) the Depositor's willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement, and (b) the Depositor's or Trust's violation of federal or state securities laws in connection with the offering and sale of the Certificates.

                      (iii) The Depositor shall indemnify, defend and hold harmless the Trustee and its officers, directors, employees and agents from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties in this Agreement contained, except to the extent that such cost, expense, loss, claim, damage or liabilities shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Trustee.

                  Indemnification under this Section shall survive the resignation or removal of the Trustee and the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Depositor shall have made any indemnity payments to the Trustee pursuant to this Section and the Trustee thereafter shall collect any of such amounts from others, the Trustee shall promptly repay such amounts to the Depositor, without interest.

                  Section 7.04 MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, DEPOSITOR. Any Person (a) into which the Depositor may be merged or consolidated, (b) which may result from any merger or consolidation to which the Depositor shall be a party or (c) which may succeed to the properties and assets of the Depositor substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Depositor under this Agreement, shall be the successor to the Depositor hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.01 shall have been breached and no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default shall have happened and be continuing, (ii) the Depositor shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iii) the Rating Agency Requirement shall have been satisfied with respect to such transaction and (iv) the Depositor shall have delivered to the Trustee an Opinion of Counsel stating that, in the opinion of such Counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the Receivables and reciting the details of such filings or (B) no such action shall be necessary to preserve and protect such interest. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii), (iii) and (iv) above shall be conditions to the consummation of the transactions referred to in clauses (a), (b) or (c) above.

                  Section 7.05 LIMITATION ON LIABILITY OF DEPOSITOR AND OTHERS. The Depositor and any director, officer, employee or agent of the Depositor may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement and that in its opinion may involve it in any expense or liability.

                  Section 7.06 DEPOSITOR MAY OWN CERTIFICATES. The Depositor and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Certificates with the same rights as it would have if it were not the Depositor or an Affiliate thereof, except as otherwise provided herein.

                  Section 7.07 NO TRANSFER OF EXCESS AMOUNTS. The Depositor hereby covenants that, except as otherwise provided in this Agreement, it will not transfer, pledge or assign to any Person any part of its right to receive any amounts in excess of the Reserve Account Specified Amount pursuant to
Section 5.07(c) and (h) unless it has first delivered to the Trustee and each Rating Agency an Opinion of Counsel in form and substance satisfactory to the Trustee stating that such transfer will not (i) adversely affect the status of the Trust as a grantor trust pursuant to subpart E, part I of subchapter J of the Code or (ii) cause the Reserve Account to be taxable as a corporation under the Code. The Depositor shall give written notice to each Rating Agency of any proposed transfer, pledge or assignment to any Person of all or any part of its right to receive such excess amounts.

                                 ARTICLE VIII.

                                  The Servicer

                  Section 8.01 REPRESENTATIONS OF SERVICER. The Servicer makes the following representations on which the Trustee shall be deemed to have relied in accepting the Receivables in trust and executing and authenticating the Certificates. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, in the case of the Initial Receivables and as of the applicable Subsequent Transfer Date, in the case of the Subsequent Receivables, if any, and shall survive the sale of the Receivables to the Trustee.

                  (a) ORGANIZATION AND GOOD STANDING. The Servicer is a national banking association duly organized and validly existing as a banking institution under the laws of the United States and continues to hold a valid certificate to do business as such. The Servicer is duly authorized to own its properties and transact its business and is in good standing in each jurisdiction in which the character of the business transacted by it or any properties owned or leased by it requires such authorization and in which the failure to be so authorized would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Servicer and its subsidiaries, considered as one enterprise. The Servicer has, and at all relevant times had, the power, authority and legal right to acquire, own, and service the Receivables.

                  (b) DUE QUALIFICATION. The Servicer has obtained all necessary licenses and approvals, in all jurisdictions where the failure to do so would materially and adversely affect the Servicer's ability to acquire, own and service the Receivables.

                  (c) POWER AND AUTHORITY. The Servicer has the power and authority to execute and deliver this Agreement and to carry out their respective terms; and the execution, delivery and performance of this Agreement has been duly authorized by the Servicer by all necessary corporate action.

                  (d) BINDING OBLIGATION. This Agreement constitutes the legal, valid and binding obligations of the Servicer enforceable in accordance with their respective terms.

                  (e) NO VIOLATION. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof and thereof shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of association or bylaws of the Servicer, or any indenture, agreement or other instrument to which the Servicer is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); or violate any law or, to the best of the Servicer's knowledge, any order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties.

                  (f) NO PROCEEDINGS. To the Servicer's best knowledge, there are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties: (i) asserting the invalidity of this Agreement or the Certificates,
(ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or the Certificates, or (iv) relating to the Servicer and which might adversely affect the federal income tax attributes of the Certificates.

                  (g) NO INSOLVENT OBLIGORS. As of the related Cutoff Date, no Obligor on a Receivable shall be shown on the Receivable Files as the subject of a bankruptcy proceeding.

                  Section 8.02 INDEMNITIES OF SERVICER. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement.

                  (a) The Servicer shall defend, indemnify and hold harmless the Trustee, the Trust, the Certificateholders and the Depositor from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of a Financed Asset.

                  (b) The Servicer shall indemnify, defend and hold harmless the Trustee, the Depositor, the Trust and the Certificateholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon any such Person through, the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

                  For purposes of this Section, in the event of the termination of the rights and obligations of U.S. Bank (or any successor thereto pursuant to Section 8.03) as Servicer pursuant to Section 9.01, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer (other than the Trustee) pursuant to Section 9.02.

                  Indemnification under this Section shall survive the resignation or removal of the Trustee or the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the recipient thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

                  Section 8.03 MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, SERVICER. Any Person (a) into which the Servicer may be merged or consolidated, (b) which may result from any merger or consolidation to which the Servicer shall be a party, (c) which may succeed to the properties and assets of the Servicer substantially as a whole or (d) which may execute an agreement of assumption to perform every obligation of the Servicer hereunder shall be the successor to the Servicer under this Agreement without further act on the part of any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no Event of Default and no event which, after notice or lapse of time, or both, would become an Event of Default shall have happened and be continuing, (ii) the Servicer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with,
(iii) the Rating Agency Condition shall have been satisfied with respect to such transaction and (iv) the Servicer shall have delivered to the Trustee an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the Receivables and reciting the details of such filings or (B) no such action shall be necessary to preserve and protect such interest. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii), (iii) and (iv) above shall be conditions to the consummation of the transactions referred to in clauses (a), (b) or (c) above.

                  Section 8.04 LIMITATION ON LIABILITY OF SERVICER AND OTHERS. Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Trust or the Certificateholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

                  Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with this Agreement and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Certificateholders under this Agreement.

                                  ARTICLE IX.

                                     Default

                  Section 9.01 EVENTS OF DEFAULT. If any one of the following events ("Events of Default") shall occur and be continuing:

                  (a) Any failure by the Servicer to deliver to the Trustee for deposit to the Collection Account or the Distribution Account any proceeds or payment required to be so delivered under the terms of the Certificates and this Agreement that shall continue unremedied for a period of three Business Days after written notice of such failure is received by the Servicer from the Trustee or after discovery of such failure by an officer of the Servicer; or

                  (b) Failure by the Servicer or the Depositor, as the case may be, duly to observe or to perform in any material respect any other covenants or agreements of the Servicer or the Depositor (as the case may be) set forth in the Certificates or in this Agreement, which failure shall (a) materially and adversely affect the rights of Certificateholders and (b) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (1) to the Servicer or the Depositor (as the case may be) by the Trustee or (2) to the Servicer or the Depositor (as the case may be) and to the Trustee by the Holders of Class [A] Certificates evidencing not less than 25% of the Class [A] Certificate Balance; or

                  (c) The occurrence of an Insolvency Event with respect to the Servicer or the Depositor;

then, and in each and every case, so long as the Event of Default shall not have been remedied, either the Trustee or the Holders of Class [A] Certificates evidencing not less than 25% of the Class [A] Certificate Balance, by notice then given in writing to the Servicer (and to the Trustee if given by Certificateholders) may terminate all of the rights and obligations (other than the obligations set forth in Section 8.02) of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Receivables or otherwise, shall, without further action, pass to and be vested in the Trustee or such successor Servicer as may be appointed under Section 9.02; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer and the Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received with respect to any Receivable. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Receivable Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Upon receipt of notice of the occurrence of an Event of Default, the Trustee shall give notice thereof to the Rating Agencies.

                  Section 9.02 APPOINTMENT OF SUCCESSOR. (a) Upon the Servicer's receipt of notice of termination pursuant to Section 9.01 or the Servicer's resignation in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of
(x) the date 45 days from the delivery to the Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (y) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Servicer's termination hereunder, the Trustee shall appoint a successor Servicer, and the successor Servicer shall accept its appointment by a written assumption in form acceptable to the Trustee. In the event that a successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section, the Trustee without further action shall automatically be appointed the successor Servicer and shall be entitled to the Servicing Fee. Notwithstanding the above, the Trustee shall, if it shall be legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established institution having a net worth of not less than $100,000,000 and whose regular business shall include the servicing of [new and used automobiles, light-duty trucks, motorcycles, recreational vehicles, vans, minivans and/or sport utility vehicles] receivables as the successor to the Servicer under this Agreement.

                  (b) Upon appointment, the successor Servicer (including the Trustee acting as successor Servicer) shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Servicing Fee and all of the rights granted to the predecessor Servicer by the terms and provisions of this Agreement.

                  (c) The Servicer may not resign unless it is prohibited from serving as such by law.

                  Section 9.03 REPAYMENT OF ADVANCES. If the Servicer shall change, the predecessor Servicer shall be entitled to receive reimbursement for Outstanding Advances pursuant to Sections 5.03 and 5.04 with respect to all Advances made by the predecessor Servicer.

                  Section 9.04 NOTIFICATION TO CERTIFICATEHOLDERS. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this
Article XVIII, the Trustee shall give prompt written notice thereof to Certificateholders and to the Rating Agencies.

                  Section 9.05 WAIVER OF PAST DEFAULTS. The Holders of Class [A] Certificates evidencing not less than a majority of the Class [A] Certificate Balance may, on behalf of all Holders of Certificates, waive any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from the Trust Accounts in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                                   ARTICLE X.

                                   The Trustee

                  Section 10.01 DUTIES OF TRUSTEE. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs; provided, however, that if the Trustee shall assume the duties of the Servicer pursuant to Section 9.02, the Trustee in performing such duties shall use the degree of skill and attention customarily exercised by a servicer with respect to automobile receivables that it services for itself or others.

                  (b) Except during the continuance of an Event of Default:

                      (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Trustee; and

                      (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement; provided, however, that the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Agreement.

                  (c) The Trustee shall take and maintain custody of the Schedule of Receivables included as an exhibit to this Agreement and shall retain all Servicer's Certificates identifying Receivables that become Purchased Receivables and Liquidated Receivables.

                  (d) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken in good faith in accordance with this Agreement or at the direction of the Holders of Class [A] Certificates evidencing not less than 25% of the Class [A] Certificate Balance relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement;

                  (e) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                      (i) this paragraph does not limit the effect of clause (d) of this Section;

                      (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trustee Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                      (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to this Agreement.

                  (f) No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  Section 10.02 CERTAIN MATTERS AFFECTING TRUSTEE. Except as otherwise provided in Section 10.01:

                  (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.

                  (b) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters or relating to this Agreement or the Certificates shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it under this Agreement in good faith and in accordance with such advice or opinion of such counsel.

                  (c) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby.

                  (d) The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Agreement; provided, that such conduct does not constitute willful misconduct, bad faith or negligence on the part of the Trustee.

                  (e) The Trustee may execute any of the trusts or powers or perform any duties hereunder either directly or by or through agents or attorneys or a custodian, and the Trustee shall not be responsible for any misconduct or negligence of any such agent, attorney or custodian appointed with due care by it hereunder.

                  Section 10.03 TRUSTEE NOT LIABLE FOR CERTIFICATES OR RECEIVABLES. The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Depositor or the Servicer, as the case may be, and the Trustee assumes no responsibility for the correctness thereof. The Trustee shall make no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the certificate of authentication on the Certificates), or of any Receivable or related document. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable, or the perfection and priority of any security interest created by any Receivable in any Financed Asset or the maintenance of any such perfection and priority, or for or with respect to the efficacy of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Financed Asset; the existence and enforceability of any insurance thereon; the existence and contents of any Receivable or any computer or other record thereof; the validity of the assignment of any Receivable to the Trust or of any intervening assignment; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by the Depositor or the Servicer with any warranty or representation made under this Agreement or in any related document and the accuracy of any such warranty or representation or any action of the Servicer taken in the name of the Trustee.

                  Section 10.04 TRUSTEE MAY OWN CERTIFICATES. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may deal with the Depositor and the Servicer in banking transactions with the same rights as it would have if it were not Trustee.

                  Section 10.05 TRUSTEE'S FEES AND EXPENSES. The Servicer shall pay to the Trustee, and the Trustee shall be entitled to receive, reasonable compensation as shall have been separately agreed upon before the date of this Agreement between the Seller and the Trustee (which shall not be limited by any provision of law regarding the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts created by this Agreement and in the exercise and performance of any of the Trustee's powers and duties under this Agreement. The Trustee shall be entitled to be reimbursed by the Seller for its reasonable expenses under this Agreement, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Trustee may employ in connection with the exercise and performance of its rights and duties under this Agreement.

                  Section 10.06 ELIGIBILITY REQUIREMENTS FOR TRUSTEE. The Trustee shall at all times be a corporation having an office in the same state as the location of the Corporate Trust Office; organized and doing business under the laws of such state or the United States of America; authorized under such laws to exercise corporate trust powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities; and having (or having a parent that has) a rating of at least [Baa3] by [RATING AGENCY]. If such corporation shall publish reports of condition at least annually pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 10.07.

                  Section 10.07 RESIGNATION OR REMOVAL OF TRUSTEE. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 10.06 and shall fail to resign after written request therefor by the Servicer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer may remove the Trustee. If the Servicer shall remove the Trustee under the authority of the immediately preceding sentence, the Servicer shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Trustee so removed and one copy to the successor Trustee, and shall pay all fees owed to the outgoing Trustee.

                  Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Trustee pursuant to Section 10.08 and payment of all fees and expenses owed to the outgoing Trustee. The Servicer shall provide notice of such resignation or removal of the Trustee to each of the Rating Agencies.

                  Section 10.08 SUCCESSOR TRUSTEE. Any successor Trustee appointed pursuant to Section 10.07 shall execute, acknowledge and deliver to the Servicer and to its predecessor Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Trustee. The predecessor Trustee shall upon payment of its fees and expenses deliver to the successor Trustee all documents and statements and monies held by it under this Agreement; and the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

                  No successor Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Trustee shall be eligible pursuant to Section 10.06.

                  Upon acceptance of appointment by a successor Trustee pursuant to this Section, the Servicer shall mail notice thereof to all Certificateholders and to the Rating Agencies. If the Servicer shall fail to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

                  Section 10.09 MERGER OR CONSOLIDATION OF TRUSTEE. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible pursuant to Section 10.06, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall mail notice of any such merger or consolidation to the Rating Agencies

                  Section 10.10 APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Financed Asset may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person, in such capacity and for the benefit of the

Certificateholders, such title to the Trust or any part thereof and, subject to the other provisions of this Section, such powers, duties, obligations, rights, and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor Trustee pursuant to Section 10.06 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.08.

                  Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                      (i) All rights, powers, duties and obligations conferred or imposed upon any such separate trustee or co-trustee shall be conferred upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                      (ii) No trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

                      (iii) The Servicer and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

                  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Each such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

                  Any separate trustee or co-trustee may at any time appoint the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor co-trustee or separate trustee.

                  Section 10.11 REPRESENTATIONS AND WARRANTIES OF TRUSTEE. The Trustee shall make the following representations and warranties on which the Depositor and Certificateholders shall be deemed to rely:

                      (i) The Trustee is a banking corporation duly organized, validly existing and in good standing under the laws of its place of incorporation.

                      (ii) The Trustee has full corporate power, authority and legal right to execute and deliver, and to perform its obligations under, this Agreement, and shall have taken all necessary action to authorize the execution and delivery of, and the performance of its obligations under, this Agreement.

                      (iii) This Agreement shall have been duly executed and delivered by the Trustee.

                  Section 10.12 NO BANKRUPTCY PETITION. The Trustee, by entering into this Agreement, and each Certificateholder, by accepting a Certificate, hereby covenant and agree that they will not at any time institute against, or join any other Person in instituting against, the Depositor or the Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other similar proceedings under any federal or state bankruptcy or similar law in connection with the Certificates or this Agreement.

                  Section 10.13 TRUSTEE'S CERTIFICATE. On or as soon as practicable after each Record Date as of which Receivables shall be assigned to the Depositor or the Servicer pursuant to Section 10.14, the Trustee shall execute a Trustee's Certificate, based on the information contained in the Servicer's Certificate for the related Collection Period, amounts deposited to the Collection Account and notices received pursuant to this Agreement, identifying the Receivables repurchased by the Depositor pursuant to Section
3.02 or purchased by the Servicer pursuant to Section 4.07 or Section 11.02 during such Collection Period, and shall deliver such Trustee's Certificate, accompanied by a copy of the Servicer's Certificate for such Collection Period, to the Depositor or the Servicer, as applicable. The Trustee's Certificate submitted with respect to such Distribution Date shall operate, as of such Distribution Date, as an assignment, without recourse, representation or warranty, to the Depositor or the Servicer, as applicable, of all the Trustee's right, title and interest in and to any such Repurchased Receivable and to the other property conveyed to the Trust with respect thereto, and all security and documents relating thereto, such assignment being an assignment outright and not for security.

                  Section 10.14 TRUSTEE'S ASSIGNMENT OF REPURCHASED RECEIVABLES. With respect to all Receivables repurchased by the Depositor pursuant to Section
3.02 or purchased by the Servicer pursuant to Section 4.07 or Section 11.02, the Trustee shall by a Trustee's Certificate assign, without recourse, representation or warranty, to the Depositor or the Servicer, as applicable, all the Trustee's right, title and interest in and to any such Receivable and the other property conveyed to the Trust with respect thereto, and all security and documents relating thereto, such assignment being an assignment outright and not for security.

                                  ARTICLE XI.

                                   Termination

                  Section 11.01 TERMINATION OF THE TRUST. (a) The respective obligations and responsibilities of the Depositor, the Servicer and the Trustee created hereby and the Trust created by this Agreement shall terminate (i) upon the payment to Certificateholders of all amounts required to be paid to them pursuant to this Agreement and the disposition of all property held as part of the Trust and (ii) at the time provided in Section 11.02; provided, however, that in no event shall the trust created by this Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date of this Agreement. The Servicer shall promptly notify the Trustee of any prospective termination pursuant to this Section.

                  (b) Except as provided in Section 11.01(a), neither the Depositor nor any Owner shall be entitled to revoke or terminate the Trust.

                  (c) Notice of any termination of the Trust, specifying the Distribution Date upon which Certificateholders shall surrender their Certificates to the Trustee for payment of the final distribution and cancellation of the Certificates, shall be given by the Trustee by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the specified Distribution Date stating (A) the Distribution Date upon which final payment of the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Trustee therein designated, (B) the amount of such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified. The Trustee shall give such notice to the Certificate Registrar (if other than the Trustee) at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to Section 5.06.

                  In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after such second notice all of the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall be distributed by the Trustee to the Depositor.

                  Section 11.02 OPTIONAL PURCHASE OF ALL RECEIVABLES. On the last day of any Collection Period as of which the Pool Balance shall be less than or equal to [ ]% of the Original Pool Balance, the Servicer shall have the option to purchase the corpus of the Trust; provided, however, that the Servicer may not effect any such purchase if at such time the rating of ____________'s long-term debt obligations is less than [Baa3] by [RATING AGENCY], unless the Trustee shall have received an Opinion of Counsel to the effect that such purchase would not constitute a fraudulent conveyance. To exercise such option, the Servicer shall deposit an amount into the Collection Account pursuant to Section 5.05 equal to the aggregate Purchase Amount for the Receivables (including defaulted Receivables), plus the appraised value of any other property held by the Trust, such value to be determined by an appraiser mutually agreed upon by the Servicer and the Trustee. The Servicer thereafter shall succeed to all interests in and to the Trust.

                                  ARTICLE XII.

                            Miscellaneous Provisions

                  Section 12.01 AMENDMENT. This Agreement may be amended by the Depositor, the Servicer and the Trustee, without the consent of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any provision in this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder.

                  This Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Class [A] Certificates and Class [B] Certificates (which consent shall be conclusive and binding on such Holders and on all future Holders of such Certificates and of any Certificates issued upon the transfer therefor or in exchange thereof or in lieu thereof, whether or not notation of such consent is made upon the Certificates), each voting as a class, evidencing not less than a majority of the Class [A] Certificate Balance and Class [B] Certificate Balance, respectively, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made on any Certificate or (b) reduce the aforesaid percentage of the Class [A] Certificate Balance and Class [B] Certificate Balance required to consent to any such amendment without the consent of the Holders of all Certificates then outstanding.

                  Promptly after the execution of any such amendment or consent, the Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder and the Rating Agencies.

                  It shall not be necessary for the consent of Certificateholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement) and of evidencing the authorization of any action by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

                  Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in this Section 12.01. The Trustee may, but shall not be obligated to, enter into any such amendment that affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

                  Section 12.02 PROTECTION OF TITLE TO TRUST. (a) The Depositor shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Certificateholders and the Trustee in the Receivables and in the proceeds thereof. The Depositor shall deliver (or cause to be delivered) to the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

                  (b) Neither the Depositor nor the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the UCC, unless it shall have given the Trustee at least five days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

                  (c) Each of the Depositor and the Servicer shall have an obligation to give the Trustee at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement, and shall promptly file any such amendment or new financing statement. The Servicer shall at all times maintain its principal executive office and each office from which it shall service Receivables within the United States of America.

                  (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Distribution Account and Payahead Account in respect of such Receivable.

                  (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Trustee, the Servicer's master computer records (including any back-up archives) that refer to a Receivable shall indicate clearly the interest of the Trust, in such Receivable, and that such Receivable is owned by the Trustee. Indication of the Trustee's ownership of a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, such Receivable shall have been paid in full or repurchased.

                  (f) If at any time the Depositor or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to, any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or print-outs (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Trustee.

                  (g) The Servicer shall permit the Trustee and its agents at any time during normal business hours to inspect, audit and make copies of and abstracts from the Servicer's records regarding any Receivable.

                  (h) Upon request, the Servicer shall furnish to the Trustee, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Trust.

                  Section 12.03 SEPARATE COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                  Section 12.04 LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS. (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties to this Agreement or any of them.

                  (b) No Certificateholder shall have any right to vote (except as provided in Section 12.01 or 9.05) or in any manner otherwise control the operation and management of the Trust or the obligations of the parties to this Agreement; nor shall any provision in this Agreement or contained in the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken pursuant to any provision of this Agreement.

                  (c) No Certificateholder shall have any right to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless: (i) such Holder previously shall have given to the Trustee written notice of a continuing Event of Default; (ii) the Holders of Certificates evidencing not less than 25% of the Certificate Balance shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee under this Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby; (iii) the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; and (iv) during such 60-day period no request or waiver inconsistent with such written request shall have been given to the Trustee by Holders representing a majority of the Certificate Balance. It is understood and intended that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of, or by availing of, any provisions of this Agreement to affect, disturb or prejudice the rights of any other Holders of Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner provided in this Agreement.

                  Section 12.05 GOVERNING LAW. This Agreement SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER This Agreement SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  Section 12.06 NOTICES. All demands, notices and communications upon or to the Depositor, the Servicer, the Trustee or the Rating Agencies under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Depositor, to National City Vehicle Receivables Inc., 1900 East 9th Street, Cleveland, Ohio 44114, Attention of David L. Zoeller, (216) 575-2000; (b) in the case of the Servicer, to National City Bank, 1900 East 9th Street, Cleveland, Ohio 44114, Attention of David L. Zoeller,
(216) 575-2000; (c) in the case of the Trustee, at the Corporate Trust Office;
(d) in the case of [RATING AGENCY], to [RATING AGENCY], [ADDRESS]; and (e) in the case of [RATING AGENCY], to [RATING AGENCY] [ADDRESS], Attention: [ ]. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder shall receive such notice.

                  Section 12.07 SEVERABILITY OF PROVISIONS. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  Section 12.08 ASSIGNMENT. Notwithstanding anything to the contrary contained herein, except as provided in Sections 7.04 and 8.03 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Depositor or the Servicer without the prior written consent of the Trustee and the Holders of Certificates evidencing not less than 66% of the Certificate Balance.

                  Section 12.09 CERTIFICATES NONASSESSABLE AND FULLY PAID. Certificateholders shall not be personally liable for obligations of the Trust. The interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever.

                  Section 12.10 LIMITATIONS ON RIGHTS OF OTHERS. The provisions of this Agreement are solely for the benefit of the Depositor, the Servicer, the Trustee and the Certificateholders, and nothing in this Agreement, whether express or implied, shall be construed to give any other Person any legal or equitable right, remedy or claim in respect of the Trust or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

                  Section 12.11 HEADINGS. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                  Section 12.12 NONPETITION COVENANTS. (a) Notwithstanding any prior termination of this Agreement, the Servicer and the Depositor shall not, prior to the date that is one year and one day after the termination of this Agreement with respect to the Trust, acquiesce to, petition or otherwise invoke or cause the Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Trust under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust.

                  (b) Notwithstanding any prior termination of this Agreement, the Servicer shall not, prior to the date that is one year and one day after the termination of this Agreement with respect to the Depositor, acquiesce to, petition or otherwise invoke or cause the Depositor to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Depositor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Depositor.

                                *      *     *

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                 NATIONAL CITY VEHICLE RECEIVABLES INC.,
                                 as Depositor



                                 By:
                                      -----------------------------------
                                      Name:
                                      Title:


                                 [TRUSTEE], as Trustee



                                 By:
                                      -----------------------------------
                                      Name:
                                      Title:


                                 NATIONAL CITY BANK, as Seller and Servicer



                                 By:
                                      -----------------------------------
                                      Name:
                                      Title:

                                                                       EXHIBIT A


                          FORM OF CLASS [A] CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CLASS [A] CERTIFICATE WILL BE MADE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CLASS [B] CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

--------------------------------------------------------------------------------
NUMBER                                                            $
--------------------------------------------------------------------------------
R-                                                                CUSIP NO.
--------------------------------------------------------------------------------

                   NATIONAL CITY AUTO RECEIVABLES TRUST 200_-_

                   [____]% ASSET BACKED CERTIFICATE, CLASS [A]

evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of [retail installment sales contracts, retail installment loans, purchase money notes or other notes] secured by [new and used automobiles, light-duty trucks, motorcycles, recreational vehicles, vans, minivans and/or sport utility vehicles] financed by those contracts.

(This Class [A] Certificate does not represent an interest in or obligation of National City Vehicle Receivables Inc., except to the extent described below.)

                  THIS CERTIFIES THAT _______________________________________ is
the registered owner of [______________________________________] DOLLARS nonassessable, fully-paid, fractional undivided interest in National City Auto Receivables Trust 200_-_ (the "Trust") formed pursuant to the Pooling and Servicing Agreement (the "Agreement") dated as of [_________________], among National City Vehicle Receivables Inc., a Delaware corporation, as depositor (the "Depositor"), National City Bank, as servicer (the "Servicer") and [Trustee], a [_______] banking corporation, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement.

                  This Certificate is one of a duly authorized series of Certificates, designated as the [_____]% Asset Backed Certificates, Class [A] (herein called the "Class [A] Certificates"), all issued under the Agreement, to which Agreement reference is hereby made for a statement of the respective rights and obligations thereunder of the Depositor, the Servicer, the Trustee and Holders of the Certificates. The Class [A] Certificates are subject to all terms of the Agreement.

                  The property of the Trust includes a pool of [retail installment sales contracts, retail installment loans, purchase money notes or other notes] secured by [new and used automobiles, light-duty trucks, motorcycles, recreational vehicles, vans, minivans and/or sport utility vehicles] (the "Receivables") financed by those contracts, all monies due under such Receivables on or after the related Cutoff Date, in the case of Precomputed Receivables, or received on or after the related Cutoff Date, in the case of Simple Interest Receivables, security interests in the assets financed thereby, certain bank accounts and the proceeds thereof, proceeds from claims on certain insurance policies and all proceeds of the foregoing.

                  Under the Agreement, there will be distributed on the [______] day of each month or, if such [______] day is not a Business Day, the next Business Day (each, a "Distribution Date"), commencing on [______________________], to the Person in whose name this Class [A] Certificate is registered at the close of business on the first day of the month in which such Distribution Date occurs (the "Record Date"), such Certificateholder's fractional undivided interest in the amount to be distributed to Class [A] Certificateholders on such Distribution Date.

                  It is the intent of the Depositor, the Servicer, the Trustee and the Certificateholders that, for purposes of federal income, state and local income and single business tax and any other income taxes, the Trust will be treated as a grantor trust and the Certificates will be treated as interests in a grantor trust. The Depositor, the Servicer, the Trustee and the Certificateholders, by acceptance of a Certificate or of a beneficial interest in a Certificate, as the case may be, agree to treat, and to take no action inconsistent with the treatment of, the Certificates for such tax purposes as interests in a grantor trust.

                  Distributions on this Class [A] Certificate will be made as provided in the Agreement by the Trustee by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Class [A] Certificate or the making of any notation hereon, except that with respect to Class [A] Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Class [A] Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Class [A] Certificate at the office or agency maintained for that purpose by the Trustee in the Borough of Manhattan, The City of New York.

                  Reference is hereby made to the further provisions of this Class [A] Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee, by manual signature, this Class [A] Certificate shall not entitle the Holder hereof to any benefit under the Agreement or be valid for any purpose.

                  THIS TRUST CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  IN WITNESS WHEREOF, the Trustee, on behalf of the Trust and not in its individual capacity, has caused this Class [A] Certificate to be duly executed.

Date:                                    NATIONAL CITY AUTO RECEIVABLES
                                           TRUST 200__-__



                                         By:  [TRUSTEE],
                                              not in its individual capacity
                                              but solely as Trustee,


                                         By:
                                              ---------------------------------
                                                    Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION

This is one of the Class [A] Certificates referred to in the within-mentioned Agreement.

Date:

                                         [TRUSTEE],
                                         as Trustee


                                         By:
                                             -----------------------------------
                                                     Authorized Signatory

                       (REVERSE OF CLASS [A] CERTIFICATE)

                  The Class [A] Certificates do not represent an obligation of, or an interest in, the Depositor, the Servicer, the Trustee or any affiliates of any of them, and no recourse may be had against such parties or their assets except as expressly set forth or contemplated herein or in the Agreement. In addition, this Class [A] Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections and recoveries with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Agreement. A copy of the Agreement may be examined by any Certificateholder upon written request during normal business hours at the principal office of the Depositor and at such other places, if any, designated by the Depositor.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer and the Trustee and the rights of the Certificateholders at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing not less than a majority of the Certificate Balance. Any such consent by the Holder of this Class [A] Certificate shall be conclusive and binding on such Holder and on all future Holders of this Certificate and of any Class [A] Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent is made upon this Class [A] Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Class [A] Certificate is registerable in the Certificate Register upon surrender of this Class [A] Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Trustee in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Class [A] Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee. The initial Certificate Registrar appointed under the Agreement is [________________________________].

                  Except as provided in the Agreement, the Class [A] Certificates are issuable only as registered certificates without coupons in a minimum denomination of $[________]. As provided in the Agreement and subject to certain limitations therein set forth, Class [A] Certificates are exchangeable for new Class [A] Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

                  The Trustee, the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Class [A] Certificate is registered as the owner hereof for all purposes, and none of the Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

                  The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property held by the Trust. The Servicer of the Receivables may at its option purchase the Trust property at a price specified in the Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Certificates; however, such right of purchase is exercisable only as of the last day of any Collection Period as of which the Pool Balance is less than or equal to [__]% of the Original Pool Balance.

ASSIGNMENT

                  FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE




-------------------------------------------------------------------------------
(Please print or type name and address, including postal zip code, of assignee)

-------------------------------------------------------------------------------

the within Class [A] Certificate, and all rights thereunder, hereby irrevocably constituting and appointing _________________________ to transfer said Class [A] Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:
       ____________________________*/


                              Signature Guaranteed:



                         ____________________________*/


-----------------------
* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Class [A] Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

                                                                       EXHIBIT B


                          FORM OF CLASS [B] CERTIFICATE

THIS CLASS [B] CERTIFICATE IS SUBORDINATE TO THE PRIOR RIGHTS OF THE CLASS [A] CERTIFICATES IN ACCORDANCE WITH THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1074, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1086, AS AMENDED (THE "CODE"), OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN") OR ANY PERSON INVESTING THE ASSETS OF A PLAN EXCEPT AS PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CLASS [B] CERTIFICATE WILL BE MADE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CLASS [B] CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

--------------------------------------------------------------------------------
NUMBER                                                                     $
--------------------------------------------------------------------------------
R-                                                                 CUSIP NO.
--------------------------------------------------------------------------------


                   NATIONAL CITY AUTO RECEIVABLES TRUST 200_-_

                   [____]% ASSET BACKED CERTIFICATE, CLASS [B]

evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of [retail installment sales contracts, retail installment loans, purchase money notes or other notes] secured by [new and used automobiles, light-duty trucks, motorcycles, recreational vehicles, vans, minivans and/or sport utility vehicles] financed by those contracts.

(This Class [B] Certificate does not represent an interest in or obligation of National City Vehicle Receivables Inc., except to the extent described below.)

                  THIS CERTIFIES THAT ____________________________________ is
the registered owner of [____________________________] DOLLARS nonassessable, fully-paid, fractional undivided interest in National City Auto Receivables Trust 200_-_ (the "Trust") formed pursuant to a Pooling and Servicing Agreement (the "Agreement") dated as of [_________________], among National City Vehicle Receivables Inc., a Delaware corporation, as depositor (the "Depositor"), National City Bank, as servicer (the "Servicer") and [Trustee], a [Jurisdiction] banking corporation, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement.

                  This Certificate is one of a duly authorized series of Certificates, designated as the [____]% Asset Backed Certificates, Class [B] (herein called the "Class [B] Certificates") all, issued under the Agreement, to which Agreement reference is hereby made for a statement of the respective rights and obligations thereunder of the Depositor, the Servicer, the Trustee and Holders of the Certificates. The Class [B] Certificates are subject to all terms of the Agreement.

                  The property of the Trust includes a pool of [retail installment sales contracts, retail installment loans, purchase money notes or other notes] secured by [new and used automobiles, light-duty trucks, motorcycles, recreational vehicles, vans, minivans and/or sport utility vehicles] (the "Receivables") financed by those contracts, all monies due under such Receivables on or after [___________________], in the case of Precomputed Receivables, or received on or after [__________________], in the case of Simple Interest Receivables, security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof, proceeds from claims on certain insurance policies and all proceeds of the foregoing.

                  Under the Agreement, there will be distributed on the [________] day of each month or, if such [_______] day is not a Business Day, the next Business Day (each, a "Distribution Date"), commencing on [______________________], to the Person in whose name this Class [B] Certificate is registered at the close of business on the first day of the month in which such Distribution Date occurs (the "Record Date"), subject to the prior rights of the Class [A] Certificateholders, such Certificateholder's fractional undivided interest in the amount to be distributed to Class [B] Certificateholders on such Distribution Date.

                  It is the intent of the Depositor, the Servicer, the Trustee and the Certificateholders that, for purposes of federal income, state and local income and single business tax and any other income taxes, the Trust will be treated as a grantor trust and the Certificates will be treated as interests in a grantor trust. The Depositor, the Servicer, the Trustee and the Certificateholders, by acceptance of a Certificate or of a beneficial interest in a Certificate, as the case may be, agree to treat, and to take no action inconsistent with the treatment of, the Certificates for such tax purposes as interests in a grantor trust.

                  Distributions on this Class [B] Certificate will be made as provided in the Agreement by the Trustee by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Class [B] Certificate or the making of any notation hereon, except that with respect to Class [B] Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Class [B] Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Class [B] Certificate at the office or agency maintained for that purpose by the Trustee in the Borough of Manhattan, The City of New York.

                  Reference is hereby made to the further provisions of this Class [B] Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee, by manual signature, this Class [B] Certificate shall not entitle the Holder hereof to any benefit under the Agreement or be valid for any purpose.

                  THIS CLASS [B] CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  IN WITNESS WHEREOF, the Trustee, on behalf of the Trust and not in its individual capacity, has caused this Class [B] Certificate to be duly executed.

Date:                                   NATIONAL CITY AUTO RECEIVABLES
TRUST 200__-__

                                        By:  [TRUSTEE], not in its individual
                                        capacity but solely as Trustee

                                        By:
                                           ------------------------------------
                                                    Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class [B] Certificates referred to in the within-mentioned Trust Agreement.

Date:                                   [TRUSTEE], as Trustee

                                        By:
                                           ------------------------------------
                                                    Authorized Signatory

                       (REVERSE OF CLASS [B] CERTIFICATE)

                  The Class [B] Certificates do not represent an obligation of, or an interest in, the Depositor, the Servicer, the Trustee or any affiliates of any of them, and no recourse may be had against such parties or their assets except as expressly set forth or contemplated herein or in the Agreement. In addition, this Class [B] Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections and recoveries with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Agreement. A copy of the Agreement may be examined by any Certificateholder upon written request during normal business hours at the principal office of the Depositor and at such other places, if any, designated by the Depositor.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing not less than a majority of the Certificate Balance. Any such consent by the Holder of this Class [B] Certificate shall be conclusive and binding on such Holder and on all future Holders of this Class [B] Certificate and of any Class [B] Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent is made upon this Class [B] Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  Except as provided in the Agreement, the Class [B] Certificates are issuable only as registered certificates without coupons in a minimum denominations of $[________]. As provided in the Agreement and subject to certain limitations therein set forth, Class [B] Certificates are exchangeable for new Class [B] Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

                  The Trustee, the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Class [B] Certificate is registered as the owner hereof for all purposes, and none of the Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

                  The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property by the Trust. The Servicer of the Receivables may at its option purchase the Trust property at a price specified in the Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Class [B] Certificates; however, such right of purchase is exercisable only as of the last day of any Collection Period as of which the Pool Balance is less than or equal to [ ]% of the Original Pool Balance.

ASSIGNMENT

                  FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE



------------------------------------------------------------------------------

          (Please print or type name and address, including postal zip code, of assignee)


------------------------------------------------------------------------------

the within Class [B] Certificate, and all rights thereunder, hereby irrevocably constituting and appointing ________________________ to transfer said Class [B] Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

                                        ---------------------------------------


                                        Signature Guaranteed:

                                        ____________________________*/


-----------------------
* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Class [B] Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

                                                                       EXHIBIT C


                         (FORM OF DEPOSITORY AGREEMENT)

                            Letter of Representations
                     (To be Completed by Issuer and Trustee)

                                (Name of Issuer)



                                (Name of Trustee)



                                                               ----------------
                                                                     (Date)

Attention: General Counsel's Office
THE DEPOSITORY TRUST COMPANY
55 Water Street; 49th Floor
New York, NY 10041-0099


         Re:
            -----------------------------------------



                           --------------------------
                               (Issue Description)

Ladies and Gentlemen:

                  This letter sets forth our understanding with respect to certain matters relating to the above-referenced issue (the "Securities"). Trustee will act as trustee with respect to the Securities pursuant to a trust indenture dated __, 200_ (the "Document"). _________________________________
 (the "Underwriter") is distributing the Securities through The Depository Trust Company ("DTC").

                  To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Securities, Issuer and Trustee make the following representations to DTC:

                  (1) Prior to closing on the Securities on ________________, 200_, there shall be deposited with DTC one Security certificate registered in the name of DTC's nominee, Cede & Co., for each stated maturity of the Securities in the face amounts set forth on Schedule A hereto, the total of which represents 100% of the principal amount of such Securities. If, however, the aggregate principal amount of any maturity exceeds $[ ] million, one certificate will be issued with respect to each $[ ] million of principal amount and an additional certificate will be issued with respect to any remaining principal amount. Each $[ ] million certificate shall bear the following legend:

               Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                  (2) In the event of any solicitation of consents from or voting by holders of the Securities, Issuer or Trustee shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall, to the extent possible, send notice of such record date to DTC not less than 15 calendar days in advance of such record date. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Reorganization Department at (212) 709-6896 or (212) 709-6897, and receipt of such notices shall be confirmed by telephoning (212) 709-6870. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to DTC's Reorganization Department as indicated in Paragraph 4.

                  (3) In the event of a full or partial redemption, Issuer or Trustee shall send a notice to DTC specifying: (a) the amount of the redemption or refunding; (b) in the case of a refunding, the maturity date(s) established under the refunding; and (c) the date such notice is to be mailed to Security holders or published (the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Trustee shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be not less than 30 days nor more than 60 days prior to the redemption date or, in the case of an advance refunding, the date that the proceeds are deposited in escrow. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Call Notification Department at (516) 227-4039 or (516) 227-4190. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (516) 227-4070. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to:

                          Manager; Call Notification Department
                          The Depository Trust Company
                          711 Stewart Avenue
                          Garden City, NY 11530-4719

                  (4) In the event of an invitation to tender the Securities, notice by Issuer or Trustee to Security holders specifying the terms of the tender and the Publication Date of such notice shall be sent to DTC by a secure means in the manner set forth in the preceding Paragraph. Notices to DTC pursuant to this Paragraph and notices of other corporate actions (including mandatory tenders, exchanges, and capital changes) by telecopy shall be sent to DTC's Reorganization Department at (212) 709-1093 or (212) 709-1094, and receipt of such notices shall be confirmed by telephoning (212) 709-6884. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

                              Manager; Reorganization Department
                              Reorganization Window
                              The Depository Trust Company
                              7 Hanover Square; 23rd Floor
                              New York, NY 10004-2695

                  (5) All notices and payment advices sent to DTC shall contain the CUSIP number of the Securities.

                  (6) Trustee shall send DTC written notice with respect to the dollar amount per $1,000 original face value (or other minimum authorized denomination if less than $1,000 face value) payable on each payment date allocated as to the interest and principal portions thereof preferably 5, but not less than 2, business days prior to such payment date. Such notices, which shall also contain the current pool factor and Trustee contact's name and telephone number, shall be sent by telecopy to DTC's Dividend Department at
(212) 709-1723, or if by mail or by any other means to:

                              Manager; Announcements
                              Dividend Department
                              The Depository Trust Company
                              7 Hanover Square; 22nd Floor
                              New York, NY 10004-2695

                  (7) (NOTE: ISSUER MUST REPRESENT ONE OF THE FOLLOWING, AND CROSS OUT THE OTHER:) (The interest accrual period is record date to record date.) (The interest accrual period is payment date to payment date.)

                  (8) Interest payments and principal payments that are part of periodic principal-and-interest payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns in same-day funds on each payment date (or the equivalent in accordance with existing arrangements between Issuer or Trustee and DTC). Such payments shall be made payable to the order of Cede & Co. Absent any other existing arrangements, such payments shall be addressed as follows:

                              Manager; Cash Receipts
                              Dividend Department
                              The Depository Trust Company
                              7 Hanover Square; 24th Floor

                              New York, NY 10004-2695

                  (9) (NOTE: ISSUER MUST REPRESENT ONE OF THE FOLLOWING, AND CROSS OUT THE OTHER:)

                  Securities Eligible for DTC's Same-Day Funds Settlement ("SDFS") System. Other principal payments (redemption payments) shall be made in same-day funds by Trustee in the manner set forth in the SDFS Paying Agent Operating Procedures, a copy of which previously has been furnished to Trustee.

                  Securities Eligible for DTC's Next-Day Funds Settlement ("NDFS") System. Other principal payments (redemption payments) shall be made in next-day funds by Trustee to Cede & Co., as nominee of DTC, or its registered assigns, on each payment date. Such payments shall be made payable to the order of Cede & Co., and shall be addressed as follows:

                              NDFS Redemptions Manager
                              Reorganization/Redemptions Department
                              The Depository Trust Company
                              7 Hanover Square; 23rd Floor
                              New York, NY 10004-2695

                  (10) DTC may direct Issuer or Trustee to use any other number or address as the number or address to which notices or payments of interest or principal may be sent.

                  (11) In the event of a redemption, acceleration, or any other similar transaction (e.g., tender made and accepted in response to Issuer's or Trustee's invitation) necessitating a reduction in the aggregate principal amount of Securities outstanding or an advance refunding of part of the Securities outstanding, DTC, in its discretion: (a) may request Issuer or Trustee to issue and authenticate a new Security certificate; or (b) may make an appropriate notation on the Security certificate indicating the date and amount of such reduction in principal except in the case of final maturity, in which case the certificate will be presented to Issuer or Trustee prior to payment, if required.

                  (12) In the event that Issuer determines that beneficial owners of Securities shall be able to obtain certificated Securities, Issuer or Trustee shall notify DTC of the availability of certificates. In such event, Issuer or Trustee shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others.

                  (13) DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Trustee (at which time DTC will confirm with Issuer or Trustee the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request Issuer and Trustee shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC Participant having Securities credited to its DTC accounts.

                  (14) Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the Securities any information contained in the Security certificate(s); and (b) acknowledges that neither DTC's Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Security certificates by virtue of submission of such certificate(s) to DTC.

                  (15) Nothing herein shall be deemed to require Trustee to advance funds on behalf of Issuer.

Notes:                                      Very truly yours,

A.  If there is a Trustee (as               (Authorized Officer's Signature)
defined in this Letter of
Representations), Trustee as well as
Issuer must sign this Letter.  If
there is no Trustee, in signing this        ------------------------------------
Letter Issuer itself undertakes to                      (Issuer)
perform all of the obligations set
forth herein.

                                            By:
                                               ---------------------------------
                                                (Authorized Officer's Signature)

B.  Schedule B contains
statements that DTC believes
accurately describe DTC,                 ---------------------------------------
the method of effecting                                 (Trustee)
book-entry transfers of
securities distributed
through DTC, and certain
related matters.
                                         By:
                                            ------------------------------------
                                              (Authorized Officer's Signature)


                                               [-------------------------------]
                                                         (Administrator)


                                         By:
                                            ------------------------------------
                                              (Authorized Officer's Signature)



Received and Accepted:
THE DEPOSITORY TRUST COMPANY



By:
   ----------------------------

cc:   Underwriter
      Underwriter's Counsel

                                                                      SCHEDULE A

                                (Describe Issue)



CUSIP                           Principal Amount             Maturity Date                Interest Rate
-----------------               --------------------         ----------------             ----------------


                                    EXHIBIT D

                         FORM OF SERVICER'S CERTIFICATE

                  NATIONAL CITY AUTO RECEIVABLES TRUST 200__-__
                   [___]% Asset Backed Certificates, Class [A]
                   [___]% Asset Backed Certificates, Class [B]


Distribution Date:

Collection Period:

                  Under the Pooling and Servicing Agreement dated as of [_____________] by and among National City Vehicle Receivables Inc., as Depositor, National City Bank, as Servicer, and [Trustee], as Trustee, the Servicer is required to prepare certain information each month regarding current distributions to Certificateholders and the performance of the Trust during the previous month. The information that is required to be prepared with respect to the Distribution Date and Collection Period listed above is set forth below. Certain of the information is presented on the basis of an original principal amount of $[ ] per Class [A] Certificate or Class [B] Certificate, as appropriate, and certain other information is presented based upon the aggregate amounts for the Trust as a whole.

A.   Information Regarding the Current Monthly Distribution.

     1.   Class [A] Certificates.

               (a)  The aggregate amount of the distribution

         ......................................................................

               (b)  The amount of the distribution set forth in

                                paragraph A.1.(a) above in respect of interest

               $[__________]


               (c)  The amount of the distribution set forth in

                                paragraph A.1.(a) above in respect of principal

               $[__________]


               (d)  The amount of the distribution set forth in

                                paragraph A.1.(a) above per $[       ] interest

               $[__________]

               (e)  The amount of the distribution set forth in


                                paragraph A.1.(b) above per $[       ] interest

               $[__________]


               (f)  The amount of the distribution set forth in

                                paragraph A.1.(c) above per $[       ] interest

               $[__________]


2.   Class [B] Certificates.

     (a)  The aggregate amount of the distribution

.................................................................................

               $[__________]

     (b)  The amount of the distribution set forth in

                                paragraph A.2(a) above in respect of
                                interest    $[_________]


     (c)  The amount of the distribution set forth in

                                paragraph A.2(a) above in respect of principal $[__________]


     (d)  The amount of the distribution set forth in

                                paragraph A.2(a) above per $[        ] interest

               $[__________]


     (e)  The amount of the distribution set forth in

                                paragraph A.2(b) above per $[        ] interest

               $[__________]


     (f)  The amount of the distribution set forth in

                                paragraph A.2(c) above per $[        ] interest

               $[__________]

B.   Information Regarding the Performance of the Trust.

     1.   Pool Balance and Certificate Balances.

          (a)  The Pool Balance close of business on the last

                          day of the preceding Collection Period   $[________]

          (b)  The Class [A] Certificate Balance as of the

         close of business on the last day of the preceding Collection Period, after giving effect to payments allocated to principal set forth in Paragraph A.  [_________]

          (c)  The Class [B] Certificate Balance as of the

         close of business of the last day of the preceding Collection Period, after giving effect to payments allocated to principal set forth in paragraph A.2(c) above $[_________]

          (d)  The Class [A] Pool Factor and the

         Class [B] Pool Factor as of the close
         of business on the last day of the

.................................................................................

     2.   Servicing Fee and Advances.

          (a)  The aggregate amount of the Servicing

         Fee paid to the Servicer with respect
                          to the preceding Collection Period  $[_________]

          (b)  The amount of such Servicing Fee per

.................................................................................

          (c)  The amount of any unpaid Servicing Fee $[_________]

          (d)  The change in the amount of any unpaid

     Servicing Fee from the previous

.................................................................................

          (e)  Aggregate Advances on such

.................................................................................

     3.   Payment Shortfalls.

          (a)  The amount of the Class [A] Interest Carryover

                          Shortfall after giving effect to the payments

                          set forth in paragraph A.1(b) above $[_________]

          (b)  The amount of the Class [A] Principal Carryover

                          Shortfall after giving effect to the payment

                          set forth in paragraph A.1(c) above $[_________]

          (c)  The amount of the Class [B] Interest Carryover

                          Shortfall after giving effect to the payments

                          set forth in paragraph A.2(b) above $[_________]

          (d)  The amount of the Class [B] Principal Carryover

                          Shortfall after giving effect to the payments

                          set forth in paragraph A.2(c) above $[_________]

          (e)  The amount otherwise distributable to

                          Class [B] Certificateholders that is distributed

................................................................................

     4.   Payahead Account.

          (a)  The aggregate Payahead Balance $[_________]

          (b)  The change in the Payahead Balance from

................................................................................

     5.   Reserve Account.

          (a)  The Reserve Account balance after

     giving effect to distributions made on

.................................................................................

          (b)  The change in the Reserve Account

.................................................................................

                                                                      SCHEDULE A


                             SCHEDULE OF RECEIVABLES

                                                                      SCHEDULE B


                          LOCATION OF RECEIVABLE FILES